EXHIBIT 4.1

KULICKE AND SOFFA INDUSTRIES, INC.,

THE BANK OF NEW YORK,

AS TRUSTEE

0.875% CONVERTIBLE SUBORDINATED NOTES DUE 2012

INDENTURE

DATED AS OF JUNE 6, 2007

CROSS-REFERENCE TABLE*

TIA Indenture Section			Section
Section 310	(a)	(1)	9.9
	(a)	(2)	9.9
	(a)	(3)	N.A.**
	(a)	(4)	N.A.
	(a)	(5)	9.9
	(b)		9.8; 9.10
	(c)		N.A.
Section 311	(a)		9.13
	(b)		9.13
	(c)		N.A.
Section 312	(a)		2.5
	(b)		14.3
	(c)		14.3
Section 313	(a)		9.15
	(b)	(1)	N.A.
	(b)	(2)	9.15
	(c)		9.15; 14.2
	(d)		9.15
Section 314	(a)		6.2; 6.3
	(b)		N.A.
	(c)	(1)	14.4(a)
	(c)	(2)	14.4(a)
	(c)	(3)	N.A.
	(d)		N.A.
	(e)		14.4(b)
	(f)		N.A.
Section 315	(a)		9.1(a); 9.1(b)(1)
	(b)		9.14; 14.2
	(c)		9.1(a)
	(d)		9.1(b)
	(e)		8.11
Section 316	(a)	(last sentence)	2.9
	(a)	(1)(A)	8.5
	(a)	(1)(B)	8.4
	(a)	(2)	N.A.
	(b)		8.7
	(c)		14.5
Section 317	(a)	(1)	8.8
	(a)	(2)	8.9
	(b)		2.4
Section 318	(a)		14.1

*	Cross-Reference Table will not, for any purpose, be deemed a part of this Indenture.
**	N.A. means Not Applicable.

EXHIBIT B	Form of Certificate to be Delivered Upon Exchange or Registration of Transfer of Restricted Securities

SCHEDULE A	Table for Additional Shares

v

THIS INDENTURE, dated as of June 6, 2007, is between KULICKE AND SOFFA INDUSTRIES, INC., a Pennsylvania corporation (the “Company”), and THE BANK OF NEW YORK, as trustee (the “Trustee”).

In consideration of the premises and the purchase of the Securities by the Holders thereof, the parties hereto agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities.

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.1. Definitions.

“Acquirer Common Stock” has the meaning set forth in the definition of “Public Acquirer Change in Control”.

“Acquisition Value” of the Common Stock means, for each Trading Day in the Valuation Period, the value of the consideration paid per share of Common Stock in connection with a Public Acquirer Change in Control, which value shall be determined as follows: (i) for any consideration payable in cash, U.S. government bonds, commercial paper with the highest rating or other cash equivalents, 100% of the face amount thereof; (ii) for any consideration payable in Acquirer Common Stock or other securities traded on a recognized securities exchange, 100% of the Closing Sale Price of such Acquirer Common Stock or other securities on each such Trading Day and (iii) for any consideration payable in other securities, assets or property, 102% of the fair market value of such security, asset or property on each such Trading Day, as determined in good faith by the Board of Directors of the Company.

“Additional Interest” has the meaning set forth in Section 5(a) of the Registration Rights Agreement. Unless the context otherwise requires, all references herein or in the Securities to “interest” accrued or payable as of any date will include, without duplication, any Additional Interest accrued or payable as of such date as provided in the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Applicable Conversion Rate” means, for each $1,000 principal amount of Securities to be converted (i) if the Applicable Stock Price for such Securities is less than or equal to the Base Conversion Price, the Base Conversion Rate and (ii) if the Applicable Stock Price for such Securities is greater than the Base Conversion Price, the Applicable Conversion Rate determined in accordance with the following formula:

Base Conversion Rate +	[	(Applicable Stock Price-Base Conversion Price) × Incremental Share Factor	]
Applicable Stock Price

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

“Applicable Stock Price” means, for any Securities to be converted, the average of the Closing Sale Prices of the Common Stock over the applicable Cash Settlement Averaging Period.

“Base Conversion Price” means, in respect of each $1,000 principal amount of Securities, $14.355, subject to adjustments set forth in Section 4.5.

“Base Conversion Rate” means, in respect of each $1,000 principal amount of Securities, a number of shares of Common Stock (initially approximately 69.6621) determined by dividing $1,000 by the Base Conversion Price, subject to adjustments set forth in Section 4.5.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board of directors.

“Business Day” means each day that is not a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock or partnership or limited liability company interests and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and preferred stock of such Person. For the avoidance of doubt, Capital Stock does not include stock appreciation rights and similar rights.

“Cash Settlement Averaging Period” means, in respect of a Conversion Date, the 20 consecutive Trading Day period:

(a) beginning on the Final Notice Date, with respect to Securities that are converted during the 30 day period before the Maturity Date; and

(b) beginning on the second Trading Day following the Conversion Date, in all other cases.

“Certificated Security” means a Security that is in substantially the form attached hereto as Exhibit A that does not include the information or the schedule called for by footnotes 1 and 5 thereof.

“Closing Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such day as reported on the principal United States securities exchange on which the Common Stock is traded. In the absence of such a quotation, the Closing Sale Price will be an amount determined in good faith by the Board of Directors of the Company to be the fair value of the Common Stock. The Closing Sale Price of any Acquirer Common Stock will be determined in the same manner.

“Common Stock” means any shares of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 4.11, however, shares issuable on conversion of Securities will include only shares of the class designated as Common Stock of the Company without par value, at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there will be more than one such resulting class, the shares of each such class then so issuable will be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” will mean such successor Company.

“Corporate Trust Office” means the office of the Trustee at which at any time the trust created by this Indenture will be principally administered, which office at the date of the execution of this Indenture is located at 101 Barclay Street, Floor 8W, New York, New York, 10286, Attention: Corporate Trust Administration, or such other office as the Trustee may designate by written notice to the Company.

“Daily VWAP” of the Common Stock means, for each of the 20 consecutive Trading Days during the Cash Settlement Averaging Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “KLIC Equity VAP” (or any equivalent successor page) in respect of the period from the scheduled open of trading on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to the scheduled close of trading on such exchange or market on such Trading Day (without regard to after-hours trading), or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day using a volume-weighted method as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

“Default” means, when used with respect to any Securities, any event which is, or after notice or passage of time or both would be, an Event of Default with respect to such Securities.

“Designated Senior Indebtedness” means the Company’s obligations under any particular Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be “Designated Senior Indebtedness” for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of the creditor to exercise the rights of Designated Senior Indebtedness).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Final Notice Date” means the 22nd Trading Day before the Maturity Date.

“GAAP” means generally accepted accounting principles in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect from time to time and consistently applied.

“Global Security” means a permanent global security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1 and 5 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Holder” or “Securityholder” means the person in whose name a Security is registered in the Register.

“Incremental Share Factor” means 34.8311, subject to adjustments set forth in Section 4.5 hereof.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of such Person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3) all obligations and liabilities (contingent or otherwise) in respect of leases of such Person required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet of such Person and all obligations and other liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and obligations of such Person under such lease or related document to purchase or to cause a third party to purchase such leased property;

(4) all obligations of such Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(5) all direct or indirect guarantees or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (1) through (4) above;

(6) any indebtedness or other obligations described in clauses (1) through (5) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person; and

(7) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clause (1) through (6) above.

“Indenture” means this Indenture, as amended or supplemented from time to time pursuant to the terms of this Indenture, including the provisions of the TIA that are explicitly incorporated in this Indenture by reference to the TIA.

“Initial Purchaser” means Banc of America Securities, LLC.

“Initial Securities” means the Securities issued on Issue Date in the aggregate principal amount of $110,000,000 and any Securities issued in replacement thereof.

“Interest Payment Date” has the meaning set forth in the Securities.

“Interest Payment Record Date” has the meaning set forth in the Securities.

“Issue Date” means the first date on which the Securities are originally issued, June 6, 2007.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge, of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Market Disruption Event” means the occurrence or existence during any Trading Day for the Common Stock of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Market Value” means the average Closing Sale Price of the Common Stock for a five consecutive Trading Day period ending immediately prior to the date of determination.

“Maturity Date” means June 1, 2012.

“Nasdaq” means the Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market and their respective successors.

“Offering Memorandum” means the Confidential Offering Memorandum dated May 31, 2007, relating to the Initial Securities.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person.

“Officers’ Certificate” means a certificate signed by at least two Officers of the Company in their capacity as such; provided, however, that for purposes of Section 4.11 and Section 6.3, “Officers’ Certificate” means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and at least one other Officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel containing, as applicable, the information specified in Section 14.4. The counsel may be an employee of, or counsel to, the Company who is reasonably satisfactory to the Trustee.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Public Acquirer Change in Control” means any transaction described in clause (iii) of the definition of Fundamental Change where the acquirer, or any entity that is a direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the aggregate ordinary voting power of all shares of such acquirer’s Capital Stock that are entitled to vote generally in the election of directors, but in each case other than the Company, has a class of common stock (or depositary shares or receipts in respect thereof) traded or quoted on a United States national or regional securities exchange or which will be so traded or quoted when issued or exchanged in connection with such change in control. “Acquirer Common Stock” means, with respect to a Public Acquirer Change in Control, such acquirer’s or other entity’s class of common stock (or depositary shares or receipts in respect thereof) traded on a United States national or regional securities exchange or which will be so traded or quoted when issued or exchanged in connection with such change in control.

“Purchase Agreement” means the Purchase Agreement, dated May 31, 2007, between the Company and the Initial Purchaser.

“QIB” means a qualified institutional buyer as defined in Rule 144A.

“Quarter” means any three month period ending March 31, June 30, September 30 or December 31 in any year.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, between the Company and the Initial Purchaser.

“Representative” means, with respect to a Person, any trustee, agent or representative (if any) for an issue of Senior Indebtedness of such Person.

“Restricted Certificated Security” means a Certificated Security that is a Restricted Security.

“Restricted Global Security” means a Global Security that is a Restricted Security.

“Restricted Security” means a Security required to bear the Restricted Legend called for by footnotes 2 and 3 to the form of Security set forth in Exhibit A of this Indenture.

“Rule 144” means Rule 144 under the Securities Act or any successor to such rule, as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act or any successor to such rule, as it may be amended from time to time.

“SEC” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture the SEC is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

“Security” or “Securities” means the Company’s 0.875% Convertible Subordinated Notes due 2012, as amended or supplemented from time to time pursuant to the terms of this Indenture, that are issued under this Indenture.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securities Custodian” means the Trustee, as custodian with respect to the Global Securities, or any successor thereto.

“Senior Indebtedness” means, the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to the foregoing), unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Securities or expressly provides that such Indebtedness is “pari passu” or “junior” to the Securities. Notwithstanding the foregoing, the term “Senior Indebtedness” shall not include:

(1) any Indebtedness of the Company to any Subsidiary of the Company, a majority of the Voting Stock of which is owned, directly or indirectly, by the Company;

(2) the Company’s outstanding 0.5% Convertible Subordinated Notes due 2008;

(3) the Company’s outstanding 1.0% Convertible Subordinated Notes due 2010; or

(4) the Securities.

“Significant Subsidiary” means, as of any date of determination, any of the Subsidiaries of the Company which has: (i) consolidated assets or in which the Company and its other Subsidiaries have investments equal to or greater than 10% of the Company’s total consolidated assets; or (ii) consolidated gross revenue equal to or greater than 10% of the Company’s consolidated gross revenue.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the outstanding Voting Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof, or persons performing similar functions, is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“TIA” means the United States Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture.

“Trading Day” means a day during which (i) trading in securities generally occurs on the Nasdaq or, if the Common Stock is not listed on the Nasdaq, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which such Common Stock is then traded and (ii) there is no Market Disruption Event.

“Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Securities obtained by the Conversion Agent for $2,000,000 principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers selected by the Company, which may include the Initial Purchaser; provided that if at least two such bids cannot reasonably be obtained by the Conversion Agent, but one such bid can reasonably be obtained by the Conversion Agent, this one bid will be used. If the Conversion Agent cannot reasonably obtain at least one bid for $2,000,000 principal amount of the Securities from a nationally recognized securities dealer or, in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Securities, then the “Trading Price” of the Securities will be deemed to be less than 98% of the Applicable Conversion Rate of the Securities multiplied by the Closing Sale Price on such determination date.

“Trust Officer” means, with respect to the Trustee, any Officer of the Trustee located at the Corporate Trust Office of the Trustee, who has direct responsibility for the administration of this Indenture, and also means, with respect to any particular corporate trust matter, any other Officer of the Trustee to whom such corporate trust matter is referred because of such Officer’s knowledge of and familiarity with the particular subject.

“Trustee” means The Bank of New York in its capacity as Trustee hereunder, until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, will mean such successor Trustee.

“Unrestricted Certificated Security” means a Certificated Security that is not a Restricted Security.

“Unrestricted Global Security” means a Global Security that is not a Restricted Security.

“Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (without regard to the occurrence of any contingency) to vote in the election of members of the Board of Directors or other governing body of such Person.

SECTION 1.2. Other Definitions.

Term	Section
“Additional Securities”	2.2(d)
“Additional Shares”	4.5(b)(i)
“Agent Members”	2.2(d)
“Bankruptcy Law”	8.1
“Cash Settlement Election”	4.15(a)
“Certificated Common Stock”	4.4
“Combination Settlement Election”	4.15(a)
“Company Fundamental Change Purchase Notice”	3.1(b)
“Company Order”	2.2(d)
“Conversion Agent”	2.3
“Conversion Date”	4.2(a)
“Conversion Obligation”	4.15(a)
“Custodian”	8.1
“Daily Conversion Value”	4.14(b)(ii)
“Daily Settlement Amount”	4.14(b)(i)
“Depositary”	2.1(b)
“Effective Date”	4.5(b)(ii)
“Event of Default”	8.1
“Ex-Dividend Date”	4.1(a)(iii)(C)
“Fundamental Change”	3.1(a)
“Fundamental Change Company Notice”	3.1(b)
“Fundamental Change Purchase Date”	3.1(a)
“Fundamental Change Purchase Notice”	3.1(c)
“Fundamental Change Purchase Price”	3.1(a)
“Junior Securities”	11.8
“Legal Holiday”	14.7
“Merger Event”	4.11
“Non-Payment Default”	11.2(b)
“Non-Stock Change in Control”	4.5(b)
“Notice of Default”	8.1
“Paying Agent”	2.3
“Payment Blockage Notice”	11.2(b)
“Payment Default”	11.2(a)
“Reference Property”	4.11(b)
“Reference Property Value”	4.11(c)
“Register”	2.3
“Registrar”	2.3
“Restricted Legend”	2.12(f)(i)
“Rule 144A Information”	6.2(b)
“Settlement Amount”	4.14(a)
“Settlement Election”	4.15(a)
“Share Price”	4.5(b)(ii)
“Share Settlement Election”	4.15(a)
“Specified Cash Amount”	4.15(a)
“Valuation Period”	4.5(c)(i)

SECTION 1.3. Trust Indenture Act Provisions. Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The Indenture also includes, by incorporation, those provisions of the TIA required to be included herein by the provisions of the TIA. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities;

“indenture security Holder” means a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company and any successor obligor on the Securities.

All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.4. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it herein;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) words in the singular include the plural, and words in the plural include the singular;

(d) provisions apply to successive events and transactions;

(e) the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

(f) the masculine gender includes the feminine and the neuter;

(g) references to agreements and other instruments include subsequent amendments thereto;

(h) references to “interest” include Additional Interest;

(i) “herein,” “hereof,” “hereunder,” “hereinafter” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(j) unless context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Indenture;

(k) “or” is not exclusive; and

(l) “including” means including without limitation.

ARTICLE II

The Securities

SECTION 2.1. Form and Dating. (a) The Securities and the corresponding Trustee’s certificate of authentication will be substantially in the form set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, exchange rule, Applicable Procedures or usage. The Company will provide any such notations, legends or endorsements to the Trustee in writing. Each Security will be dated the date of its authentication.

The terms and provisions contained in the Securities will constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby; provided, however, to the extent permitted by applicable law, if any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture will govern and be controlling.

(b) Restricted Global Securities. All of the Securities will be issued initially in the form of one or more Restricted Global Securities, which will be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, as custodian for the depositary, The Depository Trust Company (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., or as otherwise instructed by the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian and the Depositary as hereinafter provided, subject in each case to compliance with the Applicable Procedures and the provisions of this Indenture.

(c) Global Securities in General. Each Global Security will represent such of the outstanding Securities as will be specified therein and each will provide that it will represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Securities, in each case in accordance with this Indenture. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby will be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12, or otherwise in accordance with this Indenture, and will be made on the records of the Trustee and the Depositary.

The Company will issue and the Trustee will, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver in accordance with Section 2.2, initially Global Securities that (i) will be registered in the name of Cede & Co. or as otherwise instructed by the Depositary, (ii) will be delivered by the Trustee to the Depositary or to the Securities Custodian pursuant to the Depositary’s instructions and (iii) will bear legends required for Global Securities as set forth in Exhibit A.

(d) Book-Entry Provisions. Members of, or participants in, the Depositary (“Agent Members”) will have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein will (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary, or such nominee, as the case may be, or (B) impair, as between the Depositary and its Agent Members, the Applicable Procedures or the operation of customary practices governing the exercise of the rights of a Holder of any Security.

None of the Company, the Trustee, the Registrar, any Paying Agent or any agent of any of them will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Securities, for maintaining, supervising or reviewing any records relating to such beneficial owner interests, or for any acts or omissions of a Depository or for any transactions between a Depository and any beneficial owner or between or among beneficial owners. No owner of a beneficial interest in the Securities will have any rights under this Indenture, and the Depository or its nominee, if any, will be deemed and treated by the Company, the Trustee, the Registrar, any Paying Agent or any agent of any of them as the absolute owner and holder of such Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein will prevent the Company, the Trustee, the Registrar, any Paying Agent or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by a Depository, or any of its members or any other Person on whose behalf such member may act in accordance with the operation of customary practices of such Persons governing the exercise of the rights of a beneficial owner of any Securities.

(e) Certificated Securities. Certificated Securities will be issued only under the circumstances provided in Section 2.12(a)(i).

SECTION 2.2. Execution and Authentication. (a) A duly authorized Officer of the Company will sign the Securities for the Company by manual or facsimile signature.

(b) If an Officer of the Company whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security will be valid nevertheless.

(c) A Security will not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature will be conclusive evidence that the Security has been authenticated under this Indenture.

(d) The Trustee will initially authenticate and make available for delivery the Securities for original issue in the aggregate principal amount of up to $110,000,000 upon receipt of a written order or orders of the Company signed by an Officer of the Company in his or her capacity as such (a “Company Order”). The Trustee will authenticate additional Securities (the “Additional Securities”) thereafter in unlimited aggregate principal amount (so long as permitted by the terms of this Indenture) for original issue upon a Company Order in aggregate principal amount as specified in such Company Order. Each such Company Order will specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. Such Additional Securities will have identical terms to the Initial Securities except for issuance dates and prices and with respect to interest accruing before their date of issuance, and will constitute the same series as the Initial Securities for all purposes hereunder, including waivers, amendments and offers to purchase. At the option of the Company, Additional Securities may have the same CUSIP number as the Initial Securities.

(e) The Trustee will act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent will have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

(f) The Securities will be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

SECTION 2.3. Registrar, Paying Agent and Conversion Agent. The Company will maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency in the United States where Securities may be presented for purchase or payment (“Paying Agent”), an office or agency where Securities may be presented for conversion (“Conversion Agent”) and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar will keep a register of the Securities (“Register”) and of their transfer and exchange.

The Company may have one or more co-registrars, one or more additional paying agents, and one or more additional conversion agents. The term “Registrar” includes any co-registrar, including any named pursuant to Section 6.6. The term “Paying Agent” includes any additional paying agent, including any named pursuant to Section 6.6. The term “Conversion Agent” includes any additional conversion agent, including any named pursuant to Section 6.6.

The Company will enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement will implement the provisions of this Indenture that relate to such Agent. The Company will notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee will act as such. The Company or any Affiliate of the Company may act as Paying Agent.

The Company hereby initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities. The Company will appoint a Conversion Agent in connection with the Securities within 45 days after the Issue Date.

SECTION 2.4. Paying Agent to Hold Money and Securities in Trust. Prior to 10:00 a.m., New York City time, on each due date of payments in respect of, or delivery of cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable and as provided herein, upon conversion of, such Security, the Company will deposit with the Paying Agent cash (in immediately available funds if deposited on the due date) or with the Conversion Agent cash or such number of shares of Common Stock or other consideration sufficient to make such payments or deliveries when so becoming due. The Company will require each Paying Agent or Conversion Agent, as applicable (other than the Trustee), to agree in writing that such Agent will hold in trust for the benefit of Securityholders or the Trustee all cash, Common Stock or other consideration, as applicable, held by such Agent for the making of payments or deliveries in respect of the Securities and will notify the Trustee in writing of any default by the Company in making any such payment or delivery. If the Company or an Affiliate of the Company acts as Paying Agent or Conversion Agent, as applicable, it will segregate the cash, Common Stock and other consideration, as applicable, held by it as Paying Agent or Conversion Agent, as applicable, and hold it as a separate trust fund.

The Company at any time may require a Paying Agent or Conversion Agent, as applicable, to pay all cash, Common Stock or other consideration, as applicable, held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to the Paying Agent or the Conversion Agent, as applicable, require such Paying Agent or Conversion Agent, as applicable, to pay forthwith to the Trustee all cash, Common Stock or other consideration, as applicable, so held in trust by such Paying Agent or Conversion Agent. Upon doing so, the Paying Agent or the Conversion Agent, as applicable, will have no further liability for such cash, Common Stock or other consideration, as applicable.

SECTION 2.5. Securityholder Lists. The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Securityholders. If the Trustee is not the Registrar, the Company will furnish to the Trustee on or before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list of the names and addresses of the Securityholders in such form and as of such date as the Trustee may reasonably request.

SECTION 2.6. Transfer and Exchange. (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar will register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange will, if such Security is a Certificated Security, be duly endorsed or accompanied by an assignment form, in the form included in Exhibit A and, if applicable, a transfer certificate, in the form included in Exhibit B attached hereto, and in form reasonably satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.3, the Company will execute and the Trustee will, upon receipt of a Company Order (which may be a standing order), authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer will be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto, other than exchanges pursuant to Section 2.10, Section 10.5, Article III or Article IV, in each case, not involving any transfer.

Neither the Company, any Registrar nor the Trustee will be required to exchange or register a transfer of any Securities or portions thereof in respect of which a Fundamental Change Purchase Notice has been delivered and not validly withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

All Securities issued upon any transfer or exchange of Securities will be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(b) Any Registrar appointed pursuant to Section 2.3 or Section 6.6 will provide to the Trustee such information as the Trustee may reasonably request in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such opinions of counsel, certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture (including if so requested by the Company exercising a right to require the delivery of such items), and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Any Holder of a Global Security will, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in a Global Security will be required to be reflected in a book-entry system.

SECTION 2.7. Replacement Securities. If (a) any mutilated security is surrendered to the Company, a Registrar or the Trustee, or (b) the Company, the Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and, in either case, there is delivered to the Company, the Registrar and the Trustee such security or indemnity as will be reasonably required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide or protected purchaser, the Company will issue, and the Trustee will, upon receipt of a Company Order (which the Company agrees to deliver promptly, and which may be a standing order), authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article III, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be, in accordance herewith.

Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security will constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security will be at any time enforceable by anyone, and will be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued and outstanding hereunder.

The provisions of this Section 2.7 are (to the extent lawful) exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.8. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those paid or repurchased pursuant to Section 2.7 or Article III, those converted pursuant to Article IV, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding.

If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives, subsequent to the new Security’s authentication, proof satisfactory to the Company that the replaced Security is held by a bona fide or protected purchaser. A mutilated Security ceases to be outstanding upon surrender and replacement thereof pursuant to Section 2.7.

If the Paying Agent holds, in accordance with the terms of this Indenture, before 10:00 a.m., New York City time, on the Maturity Date or on a Fundamental Change Purchase Date, as the case may be, cash sufficient to pay all Initial Securities and all Additional Securities then payable and the Paying Agent is not prohibited from paying such money to the Holders on such date pursuant to the terms of this Indenture, then on and after such Maturity Date or Fundamental Change Purchase Date, as the case may be, such Securities will cease to be outstanding and interest on such Securities will cease to accrue.

If a Security is converted in accordance with Article IV, then on the Conversion Date, such Security will cease to be outstanding and interest on such Security will cease to accrue, unless there will be a default in the delivery of the consideration to be received hereunder upon such conversion.

Subject to the restrictions contained in Section 2.9, a Security does not cease to be outstanding solely because the Company or an Affiliate of the Company holds the Security.

SECTION 2.9. Treasury Securities. In determining whether the Holders of the required principal amount of Securities have given or concurred in any notice, request, demand, authorization, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor will be disregarded and deemed not to be outstanding for such purposes, except that, for purposes of determining whether the Trustee will be protected in relying on any such notice, request, demand, authorization, direction, waiver or consent, only Securities which a Trust Officer actually knows are so owned will be so disregarded. Securities so owned which have been pledged in good faith will not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not, and is not acting on the behalf of, the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

SECTION 2.10. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee will authenticate and deliver, temporary Securities. Temporary Securities will be substantially in the form of definitive Securities but may have variations that the Company reasonably considers appropriate for temporary Securities. After the preparation of definitive Securities, the temporary Securities will be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company will execute and the Trustee will, upon receipt of a Company Order (which the Company agrees to deliver promptly and which may be a standing order), authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities will in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 2.11. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation in accordance with the Trustee’s customary procedures. The Registrar, the Paying Agent and the Conversion Agent will forward to the Trustee or its agent any

Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else will cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, payment, conversion or cancellation. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article IV.

All Securities that are purchased pursuant to Article III will be delivered to the Trustee for cancellation. If the Company will acquire any of the Securities, such acquisition will not operate as a repurchase or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

SECTION 2.12. Legend; Additional Transfer and Exchange Requirements. (a) Transfer and Exchange of Global Securities. (i) Certificated Securities will be issued in exchange for interests in the Global Securities only (x) if the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities or if it at any time ceases to be a “clearing agency” registered under the Exchange Act, if so required by applicable law or regulation, and a successor Depositary is not appointed by the Company within 90 days of such notice or (y) if an Event of Default has occurred and is continuing. In any such case, the Company will execute, and the Trustee will, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor. Only Restricted Certificated Securities will be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Certificated Securities will be issued in exchange for beneficial interests in Unrestricted Global Securities. Certificated Securities issued in exchange for beneficial interests in Global Securities will be registered in such names and will be in such authorized denominations as the Depositary, pursuant to instructions from its Agent Members or otherwise in accordance with the Applicable Procedures, will instruct the Trustee. The Trustee will deliver or cause to be delivered such Certificated Securities to the Persons in whose name such Securities are so registered. Such exchange will be effected in accordance with the Applicable Procedures. In the event that the Certificated Securities are not issued to each such beneficial owner promptly after the Registrar has received a request from the Depositary to issue such Certificated Securities, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 8.6 or 8.7, the right of any beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such Beneficial Owner’s Securities as if such Certificated Securities had been issued.

(ii) Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.12(a)(i), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(b) Transfer and Exchange of Certificated Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with Section 2.12(a)(i), and, on or after such event, Certificated Securities are presented by a Holder to the Registrar with a request:

(x) to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities only; or

(y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

the Registrar will register the transfer or make the exchange as requested; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange:

(A) will be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first sentence of Section 2.6(a); and

(B) in the case of a Restricted Certificated Security, such request will be accompanied by the following additional information and documents, as applicable:

(1) if such Restricted Certificated Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B);

(2) if such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A, or pursuant to an effective registration statement under the Securities Act or in compliance with Rule 904 of Regulation S under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B);

(3) if such Restricted Certificated Security is being transferred pursuant to another exemption from the registration requirements of the Securities Act in accordance with Rule 144 or pursuant to and in compliance with another exemption from the registration requirements under the Securities Act, a certification to that effect from the Holder (in substantially the form set forth in Exhibit B) and, if the Company or the Registrar so requests, an Opinion of Counsel, certificates and other information reasonably acceptable to the Company to the effect that such transfer does not require registration under the Securities Act.

(c) Transfer of a Beneficial Interest in a Restricted Global Security for a Beneficial Interest in an Unrestricted Global Security. After the Securities are no longer Restricted Securities, any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a Person who is required or permitted to take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Restricted Global Security and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the Person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

(A) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the Holder (in substantially the form set forth in Exhibit B); or

(B) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certification to that effect from the Holder (in substantially the form set forth in Exhibit B) and, if the Company or the Trustee so requests, an Opinion of Counsel, certificates and other information reasonably acceptable to the Company to the effect that such transfer does not require registration under the Securities Act;

the Registrar will reduce or cause to be reduced the aggregate principal amount of the Restricted Global Security by the appropriate principal amount and will increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security by a like principal amount. Such transfer will otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Security is then outstanding, the Company will execute and the Trustee will, upon receipt of a Company Order (which the Company agrees to deliver promptly and which may be a standing order), authenticate and deliver an Unrestricted Global Security.

(d) Transfer of a Beneficial Interest in an Unrestricted Global Security for a Beneficial Interest in a Restricted Global Security. Any person having a beneficial interest in an Unrestricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of a beneficial interest in a Restricted Global Security. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any person having a beneficial interest in an Unrestricted Global Security and the following additional information and documents in such form as is customary for the Depositary, from the Depositary or its nominee on behalf of the person having such beneficial interest in the Unrestricted Global Security (all of which may be submitted by facsimile or electronically):

(A) a certification from the Holder (in substantially the form set forth in Exhibit B) to the effect that such beneficial interest is being transferred to a person that the transferor reasonably believes is a QIB in accordance with Rule 144A;

(B) a certification from the Holder (in substantially the form set forth in Exhibit B) to the effect that such beneficial interest is being transferred in compliance with Rule 904 of Regulation S under the Securities Act;

(C) if such beneficial interest in such Unrestricted Global Security is being transferred in compliance with any other exemption from registration under the Securities Act, certification to that effect from such Holder (in substantially the form set forth in Exhibit B) and if the Company or the Trustee so requests, an Opinion of Counsel, certificates and other information reasonably acceptable to the Company to the effect that such transfer does not require registration under the Securities Act; or

(D) a certification (in substantially the form set forth in Exhibit B) to the effect that such beneficial interest is being transferred to the Company or a Subsidiary of the Company,

the Registrar will reduce or cause to be reduced the aggregate principal amount of the Unrestricted Global Security by the appropriate principal amount and will increase or cause to be increased the aggregate principal amount of the Restricted Global Security by a like principal amount. Such transfer will otherwise be effected in accordance with the Applicable Procedures. If no Restricted Global Security is then outstanding, the Company will execute and the Trustee will, upon receipt of a Company Order (which the Company agrees to deliver promptly and which may be a standing order), authenticate and deliver a Restricted Global Security.

(e) Transfers of Certificated Securities for Beneficial Interest in Global Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.12(a)(i) which required such exchange will cease to exist, the Company will mail notice to the Trustee and to the Holders (i) stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and (ii) briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

(x) to register the transfer of such Certificated Securities to a Person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request will specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security; or

(y) to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities (provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global Securities and Unrestricted Certificated Securities may be exchanged only for Unrestricted Global Securities), the Registrar will register the transfer or make the exchange as requested by canceling such Certificated Security and causing the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company will issue and the Trustee will, upon receipt of a Company Order (which the Company agrees to deliver promptly and which may be a standing order) authenticate and deliver a new Global Security; provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

(A) will be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to Section 2.6(a);

(B) in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Security, will be accompanied by the following additional information and documents, as applicable:

(1) if such Restricted Certificated Security is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B); or

(2) if such Restricted Certificated Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act, in accordance with Rule 144, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B) and an Opinion of Counsel, certificates and other information reasonably acceptable to the Company to the effect that such transfer does not require registration under the Securities Act;

(C) in the case of a Restricted Certificated Security to be transferred to another person for a beneficial interest in a Restricted Global Security, will be accompanied by the following information and documents, as applicable:

(1) if such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B);

(2) if such Restricted Certificated Security is being transferred in compliance with Rule 904 of Regulation S under the Securities Act, certification to that effect from such Holder (in substantially the form set forth in Exhibit B); or

(3) if such Restricted Certificated Security is being transferred pursuant to another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B) and an Opinion of Counsel, certificates and other information reasonably acceptable to the Company to the effect that such transfer does not require registration under the Securities Act;

(D) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, or in the case of a Restricted Certificated Security to be exchanged (and not transferred) for a beneficial interest in a Restricted Global Security, such request need not be accompanied by any additional information or documents; and

(E) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request will be accompanied by the following additional information and documents, as applicable:

(1) if such Unrestricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, will be such Holder) in accordance with Rule 144A, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B);

(2) if such Unrestricted Certificated Security is being transferred in compliance with Rule 904 of Regulation S under the Securities Act, certification to that effect from such Holder (in substantially the form set forth in Exhibit B);

(3) if such Unrestricted Certificated Security is being transferred in compliance with any other exemption from registration under the Securities Act, certification to that effect from such Holder (in substantially the form set forth in Exhibit B) and an Opinion of Counsel, certificates and other information reasonably acceptable to the Company to the effect that such transfer does not require registration under the Securities Act; or

(4) if such Unrestricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B).

(f) Legends. (i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Global Security and Certificated Security (and all Securities issued in exchange therefor or upon registration of transfer or replacement thereof) will bear legends in substantially the forms called for by footnote 2 to Exhibit A attached hereto (collectively, the “Restricted Legend”), for so long as it is required by this Indenture to bear such legend.

(ii) Upon any sale or transfer of a Restricted Security (x) after the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act, (y) pursuant to Rule 144 or (z) pursuant to an effective registration statement under the Securities Act:

(1) in the case of any Restricted Certificated Security, each Registrar will permit the Holder thereof to transfer such Restricted Certificated Security to a transferee who, unless such transferee is an Affiliate of the Company, will take such Security in the form of an Unrestricted Certificated Security or (under the circumstances described in Section 2.12(e)) an Unrestricted Global Security, and in each case will rescind any restriction on the transfer of such Security; provided, however, that the Holder of such Restricted Certificated Security will, in connection with such exchange or transfer, comply with the other applicable provisions of this Section 2.12; and

(2) in the case of a Restricted Global Security, each Registrar will permit the Holder thereof to transfer such beneficial interest in a Restricted Global Security to a transferee who, unless such transferee is an Affiliate of the Company, will take such Security in the form of a beneficial interest in an Unrestricted Global Security and will rescind any restriction on transfer of such Security; provided, however, that such Unrestricted Global Security will continue to be subject to the provisions of Section 2.12(a)(ii); and provided further, however, that the owner of such beneficial interest will, in connection with such transfer, comply with the other applicable provisions of this Section 2.12.

If the Applicable Procedures so require, before the removal of any restrictive legend at the end of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act, such requesting Holder will deliver an Opinion of Counsel in form reasonably acceptable to the Company to the effect that the restrictions on transfer contained herein and the restrictive legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Upon the exchange, registration of transfer or replacement of Securities not bearing the Restricted Legend, the Company will issue, and the Trustee will, upon receipt of a Company Order (which the Company agrees to deliver promptly and which may be a standing order), authenticate and deliver, Securities that do not bear such Restricted Legend.

(iv) After the expiration of the holding period pursuant to Rule 144(k) of the Securities Act, the Company may with the consent of any Holder of a Restricted Global Security or a Restricted Certificated Security that is not an Affiliate of the Company, remove any restriction of transfer on such Security, and the Company will issue, and the Trustee will, upon receipt of a Company Order (which the Company agrees to deliver promptly and which may be a standing order), authenticate and deliver Securities that do not bear the Restricted Legend.

(v) Until the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act or a transfer pursuant to Rule 144 or pursuant to an effective registration statement under the Securities Act, the shares of Common Stock issued upon conversion of the Securities will bear a legend substantially to the same effect as the Restricted Legend; provided that all Securities held by Affiliates of the Company will bear the Restricted Legend at all times.

(g) Transfers to the Company. Nothing contained in this Indenture or in the Securities will prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company, or any of its Subsidiaries or any of its Affiliates.

SECTION 2.13. CUSIP Numbers. The Company in issuing the Securities may use one or more “CUSIP,” “ISIN” or other similar numbers (if then generally in use), and, if so, the Trustee will use such “CUSIP,” “ISIN” or other similar numbers in notices of purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase will not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP,” “ISIN” or other similar numbers.

SECTION 2.14. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of, Fundamental Change Purchase Price, and interest on the Security, for the purpose of receiving Common Stock or cash and for all other purposes, including, for purposes of giving notices hereunder, whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee nor any agent of the Company or the Trustee will be affected by notice to the contrary. The registered Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.15. Defaulted Interest. If the Company defaults on a payment of interest on the Securities, it will pay the defaulted interest, plus (to the extent permitted by law) interest at the same rate on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, which date will be at least five Business Days before the payment date. The Company will fix such special record date and payment date in a reasonable manner. At least 10 days before such special record date, the Company will mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Securities may be listed and, upon such notice as may be required by such exchange.

ARTICLE III

Fundamental Change Purchase Right

SECTION 3.1. Purchase of Securities at Option of the Holder upon a Fundamental Change. (a) If at any time that Securities remain outstanding there will have occurred a Fundamental Change, Securities will be purchased by the Company, at the option of the Holder thereof, at a price in cash (the “Fundamental Change Purchase Price”) equal to 100%

of the aggregate principal amount of such Securities plus accrued but unpaid interest thereon, up to but not including the date (the “Fundamental Change Purchase Date”) fixed by the Company that is not less than 30 days nor more than 45 days after the date the Company Fundamental Change Purchase Notice is given, subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.1(c); provided that if the Fundamental Change Purchase Date is between 5:00 p.m., New York City time, on the Interest Payment Record Date and 10:00 a.m., New York City time, on the related Interest Payment Date, accrued but unpaid interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant Interest Payment Record Date.

A “Fundamental Change” will be deemed to have occurred upon the occurrence of any of the following:

(1) the consolidation, merger or binding share exchange or any conveyance, transfer, sale, lease or other disposition, in one or a series of related transactions, of all or substantially all of the Company’s assets to any “person” or “group” (as such term is used in Section 13(d)(3) of the Exchange Act), other than (a) any transaction (i) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s Capital Stock, or (ii) pursuant to which holders of the Company’s Capital Stock immediately before the transaction have the entitlement to exercise, directly or indirectly, 50% or more, of the total voting power of all shares of Capital Stock entitled to vote generally in elections of directors of the continuing or surviving or successor Person immediately after giving effect to such issuance; or (b) any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding common stock, if at all, solely into Common Stock, ordinary shares or American Depositary Shares of the surviving entity or a direct or indirect parent of the surviving corporation; or (c) any consolidation or merger with or into any of the Subsidiaries of the Company, so long as such merger or consolidation is not part of a plan or a series of transactions designed to have or having the effect of merging or consolidating with any other Person;

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

(3) the acquisition, directly or indirectly, by any “person” or “group” (as such term is used in Section 13(d)(3) of the Exchange Act), of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the aggregate voting power of Voting Stock of the Company;

(4) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

(5) the Common Stock ceases to be listed on a national or regional securities exchange.

Notwithstanding anything to the contrary set forth in this Section 3.1, a Fundamental Change will not be deemed to have occurred in the case of a transaction or transactions described above in clause (1) or (3) of the definition of Fundamental Change, if (i) at least 90% of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) in such transaction or transactions, consists of common stock or American Depositary Receipts of a company traded or quoted on a national or regional securities exchange (or which will be so traded or quoted when issued or exchanged in connection with such transaction) and (ii) as a result of such transaction or transactions the Securities are convertible into cash and the consideration received by holders of Common Stock.

(b) Company Fundamental Change Purchase Notice. In connection with any repurchase of Securities pursuant to this Section 3.1, the Company will give written notice of the occurrence of a Fundamental Change, the repurchase right arising as a result thereof and the Fundamental Change Purchase Date to the Holders and the Trustee (the “Company Fundamental Change Purchase Notice”). The Company Fundamental Change Purchase Notice will be sent by first-class mail to the Trustee and to each Holder not more than 30 days after the occurrence of a Fundamental Change. Each Company Fundamental Change Purchase Notice will include a form of Fundamental Change Purchase Notice to be completed by a Holder and will state:

(1) the Fundamental Change Purchase Date;

(2) the Fundamental Change Purchase Price, the Base Conversion Rate, the Applicable Conversion Rate estimated as of a recent date and, to the extent known at the time of such notice, the amount of accrued but unpaid interest that will be payable with respect to each $1,000 principal amount of the Securities on the Fundamental Change Purchase Date;

(3) the name and address of the Paying Agent and the Conversion Agent;

(4) that the Paying Agent must receive the Holder’s Fundamental Change Purchase Notice on or before 5:00 p.m., New York City time, on the third Business Day prior to the Fundamental Change Purchase Date;

(5) that Securities as to which a Fundamental Change Purchase Notice has been given may be converted only if (x) the applicable Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture and (y) the Securities may otherwise be converted pursuant to Article IV of this Indenture;

(6) that, if the Securities being converted are Certificated Securities, then such Securities must be surrendered to the Paying Agent at the address specified in such notice at the time that the Fundamental Change Purchase Notice is delivered to collect payment of the Fundamental Change Purchase Price;

(7) that the Fundamental Change Purchase Price for any Securities as to which a Fundamental Change Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Securities as described in Section 3.1(b)(6);

(8) the procedures the Holder must follow under this Section 3.1;

(9) the conversion rights of the Securities;

(10) that, unless the Company defaults in making payment of such Fundamental Change Purchase Price, interest on Securities covered by any Fundamental Change Purchase Notice will cease to accrue on and after the Fundamental Change Purchase Date;

(11) the CUSIP number of the Securities;

(12) the procedures for withdrawing a Fundamental Change Purchase Notice (as specified in Section 3.2); and

(13) such other information as the Company may elect to include in the Company Fundamental Change Purchase Notice.

If any of the Securities are in the form of a Global Security, then the Company will modify such notice to the extent necessary to accord with the Applicable Procedures for repurchases.

At the Company’s written request, which will be made at least three Business Days prior to the date by which the Company Fundamental Change Purchase Notice is to be given to the Holders in accordance with this Section 3.1 (or such later date as the Trustee may agree to in its sole discretion), and at the Company’s expense, the Trustee will give to the Holders the Company Fundamental Change Purchase Notice on behalf of the Company and in the Company’s name; provided that, in all cases, the text of the Company Fundamental Change Purchase Notice will be prepared by the Company.

(c) Fundamental Change Purchase Notice. Securities will be purchased pursuant to this Section 3.1 at the option of the Holder upon:

(i) delivery of a written notice (which will be in substantially the form included in Exhibit A and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) of the exercise of such rights (a “Fundamental Change Purchase Notice”) to and actually received by the Paying Agent at any time before 5:00 p.m., New York City time, on or before the third Business Day before the Fundamental Change Purchase Date. The Fundamental Change Purchase Notice must state:

(1) the name and address of the Holder;

(2) the relevant Fundamental Change Purchase Date;

(3) if certificated, the certificate numbers of the Securities which the Holder is delivering to be purchased;

(4) the portion of the principal amount of the Securities that the Holder is delivering to be purchased, which portion must be $1,000 or an integral multiple thereof; and

(5) that such Security will be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture; and

(ii) delivery or book-entry transfer of such Securities to the Paying Agent at any time before the third Business Day before the Fundamental Change Purchase Date (together with all necessary endorsements) at the office of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor; provided that such Fundamental Change Purchase Price will be so paid pursuant to this Section 3.1 only if the Securities so delivered or transferred to the Paying Agent will conform in all respects to the description thereof in the related Fundamental Change Purchase Notice. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repurchase will be determined by the Company, whose determination will be final and binding absent manifest error.

If the Securities are not in certificated form, Holders must provide notice of their election in accordance with the Applicable Procedures of the Depository.

The Company will repurchase from the Holder thereof, pursuant to this Section 3.1, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of a portion of a Security.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.1 will be consummated by the delivery by the Company to the Paying Agent on or before the Fundamental Change Purchase Date of the Fundamental Change Purchase Price, to be received by the Holder on the Fundamental Change Purchase Date.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by Section 3.1(c) will have the right to withdraw such Fundamental Change Purchase Notice by delivery of a written notice of withdrawal to the Paying Agent at the principal office of the Paying Agent at any time before 5:00 p.m., New York City time, on the Business Day preceding the Fundamental Change Purchase Date in accordance with Section 3.2.

The Paying Agent will promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

(d) Notwithstanding anything herein to the contrary, the Company’s obligations pursuant to this Section 3.1 will be satisfied if a third party makes an offer to purchase outstanding Securities after a Fundamental Change in the manner and at the times and otherwise in compliance in all material respects with the requirements of this Section 3.1 and such third party purchases all Securities properly tendered and not withdrawn pursuant to the requirements of this Section 3.1.

SECTION 3.2. Effect of Fundamental Change Purchase Notice. (a) Upon receipt by the Paying Agent of a Fundamental Change Purchase Notice and, if applicable, the Securities to be purchased, duly endorsed, the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given will (unless such Fundamental Change Purchase Notice is withdrawn as specified below) thereafter be entitled to receive solely the Fundamental Change Purchase Price, in each case pursuant to Section 3.1. Such Fundamental Change Purchase Price, will be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the Fundamental Change Purchase Date with respect to such Security (provided that the conditions in Section 3.1 have been satisfied). Securities in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article IV on or after the date of the delivery of such Fundamental Change Purchase

Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn as specified below.

(b) A Fundamental Change Purchase Notice may be withdrawn by any Holder delivering such Fundamental Change Purchase Notice upon delivery of a written notice of withdrawal (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) to and actually received by the Paying Agent at any time on or before 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date specifying:

(1) the name of the Holder;

(2) the principal amount of the Security with respect to which such notice of withdrawal is being submitted;

(3) the principal amount, if any, of such Security which remains subject to the original Fundamental Change Purchase Notice and which has been or will be delivered for purchase by the Company; and

(4) if the Security with respect to which such notice of withdrawal is certificated, the certificate number of such Security, or if such Security is a Global Security, the notice must comply with the Applicable Procedures.

SECTION 3.3. Deposit of Fundamental Change Purchase Price. Prior to 10:00 a.m., New York City time, on a Fundamental Change Purchase Date, the Company will deposit with the Trustee or with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, will segregate and hold in trust as provided in Section 2.4) an amount in cash (in immediately available funds if deposited on such Fundamental Change Purchase Date) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased on that Fundamental Change Purchase Date.

If a Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on a Fundamental Change Purchase Date, cash sufficient to pay the aggregate Fundamental Change Purchase Price of all Securities for which a Fundamental Change Purchase Notice has been delivered and not validly withdrawn in accordance with this Indenture and the Paying Agent is not prohibited from paying such money to the Holders on such date pursuant to the terms of this Indenture, then, on and after such Fundamental Change Purchase Date, such Securities will cease to be outstanding and interest on such Securities will cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof will terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery of such Securities by their Holders to the Paying Agent).

SECTION 3.4. Securities Purchased in Part. Any Certificated Security that is to be purchased only in part will be surrendered at the office of a Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form reasonably satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and promptly after a Fundamental Change Purchase Date, the Company will issue and the Trustee will, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

SECTION 3.5. Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.2 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof that the Company is obligated to purchase on the Fundamental Change Purchase Date, then, within one day after the Fundamental Change Purchase Date or such longer time as the Company may agree to in its sole discretion, the Paying Agent will return any such excess cash to the Company. Cash held by the Paying Agent shall be held in an interest bearing or other account acceptable to the Company.

SECTION 3.6. Compliance with Securities Laws upon Purchase of Securities. When complying with the provisions of Article III (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company will:

(a) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable; and

(b) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations in connection with any purchase pursuant to this Article III to be exercised in the time and in the manner specified herein.

SECTION 3.7. Sinking Fund. There will be no sinking fund provided for the Securities.

ARTICLE IV

Conversion of the Securities

SECTION 4.1. Conversion Privilege. (a) Subject to the provisions of this Article IV, outstanding Securities will be convertible as provided for in Section 4.11, 4.14 or 4.15 (x) on or after May 1, 2012 or (y) in the circumstances described below in clauses 4.1(a)(i)-(iii), and in each case on or before 5:00 p.m., New York City time, on the Business Day immediately preceding the Maturity Date. A Holder’s right to convert a Security delivered for repurchase will terminate at 5:00 p.m., New York City time, on the Business Day immediately preceding the repurchase date for the Security, unless the Company defaults in making the payment due upon repurchase. In addition, if a Holder has exercised its right to require the Company to repurchase Securities, such Holder may convert its Securities only if it withdraws its notice before 5:00 p.m., New York City time, on the Business Day immediately preceding such repurchase date and duly converts its Securities. Subject to the foregoing, the Securities are convertible before May 1, 2012 if any of the following conditions is satisfied:

(i) Conversion Upon Satisfaction of Common Stock Price Condition. Before May 1, 2012, the Closing Sale Price of the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of a Quarter commencing after the Issue Date (appropriately adjusted to take into account the occurrence, during such 30 consecutive Trading Day period, of any event requiring adjustment of the Base Conversion Price under this Indenture) is more than 130% of the

Base Conversion Price on such 30th Trading Day, in which event the Securities may be converted during (but only during) the subsequent Quarter;

(ii) Conversion Upon Satisfaction of Trading Price Condition. The Trading Price per $1,000 principal amount of Securities (as determined following a request by a Holder in accordance with the procedures in Section 4.1(c)) for nine consecutive Trading Days is less than 98% of the product of the average of the Closing Sale Prices of the Common Stock for such nine Trading Day period and the Applicable Conversion Rate, in which event the Securities may be converted during the five consecutive Business Days after such nine Trading Day period; or

(iii) Conversion Upon Specified Corporate Transactions.

(A) The Company distributes to all or substantially all holders of Common Stock rights, warrants or options entitling them to subscribe for or purchase, for a period commencing no earlier than the date of distribution and expiring not more than 45 days after the record date of such distribution, shares of Common Stock at a price less than the average Closing Sale Prices of the Common Stock for the ten consecutive Trading Days immediately preceding the date such distribution was first publicly announced; or

(B) the Company distributes to all or substantially all holders of Common Stock cash, other assets, debt securities or certain rights or warrants to purchase securities of the Company, which distribution has a per share value exceeding 15% of the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date that such distribution was first publicly announced (as such value, except in the case of publicly traded securities, is determined in good faith by the Board of Directors of the Company);

provided that Holders of Securities will have no right to convert any Security pursuant to this Section 4.1(a)(iii)(A) or (B) if such Holders otherwise are entitled to participate in the distribution described in this Section 4.1(a)(iii)(A) or (B) on an as-converted basis solely into Common Stock at the Applicable Conversion Rate without conversion of such Holders’ Securities; or

(C) the Company is party to a consolidation, merger, share exchange, sale of all or substantially all of its assets or other similar transaction, in each case pursuant to which the Common Stock is subject to conversion into (or holders of Common Stock are entitled to receive) cash, securities or other property (other than such a transaction effected for the sole purpose of changing the Company’s state of incorporation or organization to any other state within the United States of America or the District of Columbia); provided that if the transaction also constitutes a Fundamental Change, such Holder may elect to require the Company to repurchase all or a portion of its Securities pursuant to Section 3.1.

In the case of Sections 4.1(a)(iii)(A) and 4.1(a)(iii)(B), the Company will cause a notice of such distribution to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder of Securities no later than 20 days before the Ex-Dividend Date for such distribution. Once the Company has given such notice, Holders may surrender their Securities for conversion at any time thereafter until the earlier of 5:00 p.m., New York City time, on the Business Day immediately preceding the Ex-Dividend Date or the Company’s announcement that such distribution will not take place. The “Ex-Dividend Date” for any distribution or dividend means the first date on which a sale of the Common Stock does not automatically transfer the right to receive the relevant distribution or dividend from the seller of the Common Stock to the buyer of the Common Stock.

In the case of Section 4.1(a)(iii)(C), the Company will give notice to all Holders and the Trustee before the anticipated effective date of the applicable transaction, and Holders may surrender their Securities for conversion at any time from and after the effective date of such transaction until and including the date that is 30 days after the effective date of such transaction.

(b) For each Quarter of the Company commencing before May 1, 2012, the Conversion Agent, on behalf of the Company, will determine, on the first Business Day following the last Trading Day of the immediately preceding Quarter, whether the Securities are convertible pursuant to Section 4.1(a)(i), and, if so, will notify the Trustee and the Company in writing. If the conditions set forth in Section 4.1(a)(i) have been met, the Company will so notify the Holders.

(c) The Conversion Agent will have no obligation to determine the Trading Price of the Securities pursuant to Section 4.1(a)(ii) unless the Company has requested such determination in writing; and the Company will have no obligation to make such request unless a Holder of the Securities provides the Company with reasonable evidence that on any Trading Day the Trading Price per $1,000 principal amount of Securities is reasonably likely to be less than 98% of the product of the Closing Sale Price on such Trading Day and the Applicable Conversion Rate then in effect per $1,000 principal amount of Securities. If a Holder provides such evidence or if the Company otherwise elects to require such determination, the Company will instruct the Conversion Agent to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price of the Securities on any Trading Day is greater than or equal to 98% of the product of the Closing Sale Price on such Trading Day of the Common Stock and the Applicable Conversion Rate. The Conversion Agent will promptly notify the Company of its determination on each such day. If the condition set forth in Section 4.1(a)(ii) has been met, the Company will so notify the Holders.

SECTION 4.2. Conversion Procedure. (a) To convert a Security, a Holder must (i) if the Security is held in book-entry form, complete and deliver to the Depository appropriate instructions pursuant to the Applicable Procedures or (ii) if the Security is in certificated form, (A) complete and manually sign the irrevocable conversion notice on the back of the Security and deliver such notice to the Conversion Agent, (B) surrender the Security to the Conversion Agent and (C) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, and in either event pay any transfer or other tax, if required by Section 4.3 and, if applicable, interest required by paragraph (d) below. The “Conversion Date” will be the Business Day on which the Holder satisfies all of the requirements set forth in the immediately preceding sentence, if all such requirements shall have been satisfied by 10:00 a.m., New York time, on such day, and in all other cases, the Conversion Date will be the next succeeding Business Day so long as, in either case, the Conversion Date is during a period in which the Securities are convertible.

(b) The Person in whose name the Security is registered will be deemed to be a holder of Common Stock of record on the Conversion Date; provided that no surrender of a Security on any date when the stock transfer books of the Company will be closed will be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender will be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at 5:00 p.m.,

New York City time, on the next succeeding day on which such stock transfer books are open; provided further that such conversion will be at the Applicable Conversion Rate in effect on the date that such Security will have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such Person will no longer be a Holder of such Security.

(c) No payment or adjustment will be made for accrued but unpaid interest on a converted Security or for dividends or distributions on shares of Common Stock issued upon conversion of a Security. The Company will not adjust the Base Conversion Price to account for the accrued but unpaid interest. Notwithstanding the foregoing, if any Securities are converted after 5:00 p.m., New York City time, on an Interest Payment Record Date but before the corresponding Interest Payment Date, the Holder of such Securities on such Interest Payment Record Date will receive on the Interest Payment Date the interest accrued on such Securities, notwithstanding the conversion thereof before the Interest Payment Date; provided, however, each Security surrendered for conversion after 5:00 p.m., New York City time, on an Interest Payment Record Date but prior to the corresponding Interest Payment Date will be accompanied by payment from the converting Holder thereof, for the account of the Company, in cash, an amount equal to the interest payable on such Security on such Interest Payment Date; provided further that no such payment need be made (a) if any overdue interest exists at the time of conversion with respect to such Security, but only to the extent of the amount of such overdue interest or (b) if the Holder surrenders any Securities for conversion after 5:00 p.m., New York City time, on the last Interest Payment Record Date before the Maturity Date.

(d) A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security. Upon surrender of a Security that is converted in part, the Company will execute, and the Trustee will, upon receipt of an order from the Company, authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

SECTION 4.3. Taxes on Conversion. If a Holder converts a Security, the Company will pay any documentary, stamp or similar issue or transfer tax that may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein due on the issue of shares of Common Stock upon such conversion; provided that the Holder will pay any tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein will preclude any tax withholding required by law or regulations.

SECTION 4.4. Company to Provide Stock. The Company will at all times reserve and keep available for issuance upon the conversion of the Securities such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding Securities, and will take all action required to increase the authorized number of shares of Common Stock if at any time there will be insufficient unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding Securities. If at any time there shall be an insufficient number of shares of Common Stock to permit conversion of all outstanding Securities into the same, the Company shall make an election under Section 4.15. All shares of Common Stock that may be issued upon conversion of the Securities will be issued in global or fully registered certificated form (“Certificated Common

Stock”). Certificates of Certificated Common Stock will be mailed or made available at the office of the Conversion Agent as soon as reasonably practicable after the relevant Conversion Date to the converting Holder.

The Company covenants that all shares of Common Stock delivered upon conversion of the Securities will be newly issued shares or treasury shares, will be duly authorized, validly issued, fully paid and non-assessable and will be free from preemptive rights and free of any Lien or adverse claim.

The Company will endeavor promptly to comply with all Federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

SECTION 4.5. Adjustment of Base Conversion Price, the Base Conversion Rate and the Incremental Share Factor. (a) The Base Conversion Price and the Base Conversion Rate will be subject to adjustment in certain events, as set forth below or as otherwise provided in this Indenture (without duplication):

(i) In case the Company will at any time, or from time to time, (A) pay a dividend (or other distribution) payable in shares of Common Stock on shares of Common Stock of the Company (other than any issuance of shares of Common Stock in connection with the conversion of Securities); (B) subdivide the outstanding shares of Common Stock into a larger number of shares; (C) combine the outstanding shares of Common Stock into a smaller number of shares; or (D) issue any shares of its Capital Stock in a reclassification of the Common Stock, then, as of the date immediately following the Ex-Dividend Date for such dividend or distribution, or the effective date for such subdivision, combination or reclassification, as applicable, the Base Conversion Rate shall be adjusted to be an amount equal to: (x) the Base Conversion Rate in effect immediately prior to the Ex-Dividend Date of such dividend or distribution or the effective date of such subdivision, combination or reclassification, as applicable, multiplied by (y) the number of shares of Common Stock as of the date referenced in clause (x), but after giving effect to such dividend (or distribution), subdivision, combination or reclassification, as applicable, divided by (z) the number of shares of Common Stock as of the date referenced in clause (x), but without any adjustment.

(ii) In case the Company will at any time or from time to time issue to all holders of Common Stock rights, options or warrants entitling the holders thereof to subscribe for or purchase, for a period expiring within 45 days after the record date of distribution, shares of Common Stock at a price per share less than the average of the Closing Sale Prices of Common Stock for the ten Trading Days immediately preceding the date such distribution was first publicly announced (treating the price per share of any security convertible or exchangeable or exercisable into Common Stock as equal to (A) the sum of the price paid to acquire such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (B) the number of shares of Common Stock into which such convertible, exchangeable or exercisable security is initially convertible, exchangeable or exercisable), then, and in each such case, the Base Conversion Price then in effect will be adjusted, as of the record date of the distribution, by dividing the Base Conversion Price in effect on the day immediately before the record date of such issuance by a fraction (y) the numerator of which will be the sum of the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock issued or to be issued upon or as a result of the issuance of such rights, options or warrants (or the maximum number into or for which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (z) the denominator of which will be the sum of the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued (or into or for which such convertible or exchangeable securities may convert or exchange or for which such options, warrants or other rights may be exercised plus the aggregate amount of any additional consideration initially payable upon the conversion, exchange or exercise of such security) would purchase at such average of the Closing Sale Prices of the Common Stock over such ten Trading Days. Such adjustments will be made successively whenever any such rights, warrants or options are issued, and will become effective immediately after such record date. If at the end of the period during which such rights, warrants or options are exercisable not all rights, warrants or options will have been exercised, the adjusted Base Conversion Price will be immediately readjusted to what it would have been upon application of the foregoing adjustment substituting the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued) for the total number of shares of Common Stock offered (or convertible securities offered).

(iii) If the Company will make a dividend or distribution of cash (other than in connection with a liquidation, dissolution or winding up of the Company or as contemplated by Section 4.5(a)(iv)) to all holders of Common Stock, then immediately before 10:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution, the Base Conversion Rate will be increased so that it equals an amount equal to the Base Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the Business Day immediately preceding the Ex-Dividend Date for such dividend or distribution multiplied by a fraction:

(1) whose numerator is the average of the Closing Sale Price of the Common Stock for the five consecutive Trading Days ending on the date immediately preceding the Ex-Dividend Date for such dividend or distribution; and

(2) whose denominator is an amount equal to such average of the Closing Sale Price of the Common Stock, calculated in the same manner as set forth in the immediately preceding clause (1) less the amount per share of Common Stock of such dividend or distribution;

provided, however, that the Base Conversion Rate will not be adjusted pursuant to this Section 4.5(a)(iii) to the extent, and only to the extent, such adjustment would cause the Base Conversion Price to be less than par value of the Common Stock; provided further that, if the denominator of such fraction will be equal to or less than zero, the Base Conversion Rate will be instead adjusted so that the Base Conversion Price is equal to par value of the Common Stock (as adjusted in accordance with the immediately preceding proviso). An adjustment to the Base Conversion Rate pursuant to this Section 4.5(a)(iii) will become effective immediately before 9:00 a.m., New York City time, on the Business Day immediately following such record date. In no event will the Base Conversion Rate be decreased pursuant to this Section 4.5(a)(iii).

(iv) If the Company will at any time or from time to time: (A) complete a tender or exchange offer by the Company or any of its Subsidiaries for shares of Common Stock (other than any such offer effected with the proceeds of the offering of the Initial Securities), to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Sale Price of a share of Common Stock on the Trading Day following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer; or (B) make a distribution to all holders of its Common Stock consisting of evidences of indebtedness, shares of its Capital Stock other than Common Stock or other assets (including securities, but excluding those dividends, rights, options, warrants and distributions referred to in paragraphs (i), (ii), (iii) above or clause (A) of this (iv)), then, and in each such case, the Base Conversion Price then in effect will be adjusted by dividing the Base Conversion Price in effect immediately prior to the date of such distribution or completion of such tender or exchange offer, as the case may be, by a fraction (x) the numerator of which will be the Market Value on the record date referred to below, or, if such adjustment is made upon the completion of a tender or exchange offer, on the payment date for such offer, and (y) the denominator of which will be such Market Value less the then fair market value (as determined by the Board of Directors of the Company) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or paid in such tender or exchange offer, applicable to one share of Common Stock (but such denominator will not be less than one). Such adjustment will be made whenever any such tender or exchange offer is completed, in the case of a tender or exchange offer, and in the case of a distribution, such adjustment will become effective as of the date immediately following 5:00 p.m., New York City time, on the record date for the determination of stockholders entitled to receive such distribution;

provided, however, that no adjustment will be made with respect to any distribution described above if Holders of the Securities are entitled to participate in such distribution on substantially the same terms as holders of Common Stock as if such Holders had converted their Securities solely into Common Stock immediately prior to such distribution at the then Applicable Conversion Rate.

If any future rights plan (i.e., a poison pill) adopted by the Company is in effect at the time of conversion, upon such conversion, a Holder will receive, in addition to any Common Stock received in connection with such conversion, the rights under the rights plan, unless before any conversion, the rights have separated from the Common Stock, in which case the Base Conversion Price will be adjusted at the time of separation as if the Company distributed such rights to all holders of Common Stock, as described in Section 4.5(a)(iv)(B), subject to readjustment in the event of expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a rights plan that would allow a Holder to receive upon conversion, in addition to any shares of Common Stock, the rights described therein will not constitute a distribution of rights or warrants that would entitle the Holder to an adjustment to the Base Conversion Price (unless such rights or warrants have separated from the Common Stock).

(b) (i) If a Holder elects to convert its Securities in connection with a specified corporate transaction described in Section 4.1(a)(iii)(C) that constitutes a Fundamental Change (other than relating to the composition of the Board of Directors of the Company as described in clause (4) of the definition of Fundamental Change), and 10% or more of the fair market value of the consideration for the Common Stock in the corporate transaction consists of (A) cash (not including cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) or (B) other property including securities other than securities that are traded or scheduled to be traded immediately following such transaction on a U.S. national or regional securities exchange (a “Non-Stock Change in Control”), then the Applicable Conversion Rate will be increased as of the effective date of the Fundamental Change (with respect only to Securities that are converted in connection with such transaction as set forth in Section 4.5(b)(vi)) by a number of shares (the “Additional Shares”) determined in the manner set forth below.

(ii) The increase in the Applicable Conversion Rate will be expressed as a number of Additional Shares per $1,000 principal amount of Securities and will be determined by the Company by reference to the table attached as Schedule A hereto, based on the date the corporate transaction constituting a Non-Stock Change in Control becomes effective (the “Effective Date”) and the share price paid per share of Common Stock in such corporate transaction (the “Share Price”); provided that (x) if holders of the Common Stock receive only cash in such corporate transaction, the Share Price will be the cash amount paid per share and (y) in all other cases, the Share Price will be the average of the Closing Sale Prices of the Common Stock on the five Trading Days before but not including the Effective Date of the Non-Stock Change in Control.

(iii) The exact Share Prices and Effective Dates may not be set forth in the table attached as Schedule A hereto, in which case:

(A) if the Share Price is between two Share Price amounts in the table attached as Schedule A hereto, or the Effective Date is between two dates in the table, the Company will determine the number of Additional Shares by a straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower Share Price amounts and/or the two dates, as applicable, based on a 365-day year;

(B) if the Share Price is in excess of $70.00 per share (subject to adjustment in the same manner as the Base Conversion Price as set forth in this Indenture), no increase in the Applicable Conversion Rate will be made; and

(C) if the Share Price is less than $9.57 per share (subject to adjustment in the same manner as the Base Conversion Price as set forth in this Indenture), no increase in the Applicable Conversion Rate will be made.

(iv) The Share Prices set forth in the first row of the table (i.e., column headers) in Schedule A hereto will be adjusted as of any date on which the Base Conversion Price of the Securities is adjusted pursuant to this Indenture. The adjusted Share Prices will equal the Share Prices applicable immediately before such adjustment, divided by a fraction, the numerator of which is the Base Conversion Price immediately before the adjustment giving rise to the Share Price adjustment and the denominator of which is the Base Conversion Price as so adjusted. The number of Additional Shares will be adjusted in the same manner as the Base Conversion Rate as set forth in this Indenture.

(v) Notwithstanding the foregoing, in no event will the Applicable Conversion Rate exceed 104.4932 per $1,000 principal amount of Securities (subject to adjustment in the same manner as the Base Conversion Rate as set forth in this Indenture).

(vi) For the avoidance of doubt, the adjustment provided for in this Section 4.5(b) will be made only with respect to the Securities being converted in connection with a Non-Stock Change in Control and will not be effective as to any Securities not so converted; provided that after any adjustment of the Applicable Conversion Rate with respect to a Non-Stock Change in Control, the Applicable Conversion Rate will be subject to further adjustments in the event that any of the events set forth in this Section 4.5 occur thereafter. A conversion will be deemed to be “in connection with” a Non-Stock Change in Control if, but only if, the conversion is effected from and after the Effective Date until and including the date that is 30 days thereafter.

(c) Notwithstanding Section 4.5(b), in the case of a Non-Stock Change in Control constituting a Public Acquirer Change in Control, the Company may, in lieu of adjusting the Applicable Conversion Rate as set forth in Section 4.5(b), elect to adjust the related Conversion Obligation such that, from and after the Effective Date of such Public Acquirer Change in Control, the right to convert a Security will be changed into a right to convert a Security into cash and Acquirer Common Stock as provided below. The Company may make such election at any time before the 20th day immediately preceding the proposed Effective Date of the Public Acquirer Change in Control, and if made, such election will be irrevocable. In the event the Company makes such election, upon conversion the Company will deliver cash and shares of Acquirer Common Stock, if any, in the same manner described in Section 4.14. If the Company makes such an election, on and following the Effective Date of such transaction:

(i) the Base Conversion Rate will be adjusted by multiplying (A) the Base Conversion Rate in effect immediately before the Effective Date of such Public Acquirer Change in Control, by (B) a fraction equal to the average of the quotients obtained, for each Trading Day in the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the Effective Date of such Public Acquirer Change in Control (the “Valuation Period”) by dividing (i) the Acquisition Value of the Common Stock on each such Trading Day in the Valuation Period, by (ii) the Closing Sale Price of the Acquirer Common Stock on each such Trading Day in the Valuation Period;

(ii) the Incremental Share Factor will be adjusted by proportionally adjusting the Incremental Share Factor immediately before such transaction on the same basis as the Base Conversion Rate; and

(iii) the Applicable Stock Price will be based on the Closing Sale Price of the Acquirer Common Stock.

(d) (i) Whenever the Base Conversion Price is adjusted in accordance with any provision of this Section 4.5 (other than pursuant to Section 4.5(d)(ii)), the Base Conversion Rate will be adjusted (unless it otherwise adjusted at such time pursuant to the provision giving rise to such adjustment of the Base Conversion Price) so as to be equal to the quotient obtained by dividing $1,000 by the Base Conversion Price as so adjusted.

(ii) Whenever the Base Conversion Rate is adjusted in accordance with this Section 4.5 (other than pursuant to Section 4.5(d)(i)), then the Base Conversion Price will be adjusted so as to be equal to the quotient obtained by dividing $1,000 by the Base Conversion Rate as so adjusted.

(iii) Whenever the Base Conversion Rate is adjusted in accordance with this Section 4.5, the Incremental Share Factor will be adjusted (unless it is so otherwise adjusted at such time pursuant to the provision giving rise to such adjustment of the Base Conversion Rate)

by multiplying the Incremental Share Factor before such adjustments by a fraction, the numerator of which is the Base Conversion Rate as so adjusted and the denominator of which is the Base Conversion Rate before adjustment.

(e) Notwithstanding the foregoing, in no event will the Base Conversion Price be less than $14.355, subject to adjustment under the same circumstances under which the Base Conversion Price is subject to adjustment pursuant to Section 4.5(a)(i), (ii), (iii) and (iv).

SECTION 4.6. No Adjustment. (a) Notwithstanding anything herein to the contrary, no downward adjustment under Section 4.5 need be made to the Base Conversion Price unless such adjustment would require a decrease of at least 1% of the Base Conversion Price then in effect. Any lesser downward adjustment will be carried forward and will be made at the time of and together with the next subsequent downward adjustment, if any, which, together with any adjustment or adjustments so carried forward, will amount to a decrease of at least 1% of such Base Conversion Price; provided that with respect to downward adjustments to be made to the Base Conversion Price in connection with cash dividends paid by the Company, the Company will make such adjustments, regardless of whether such aggregate adjustments amount to 1% or more of the Base Conversion Price, no later than June 1 of each calendar year.

(b) If the Company takes a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandons its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Base Conversion Price (or the Base Conversion Rate or the Incremental Share Factor) then in effect will be required by reason of the taking of such record.

(c) In addition, notwithstanding anything herein to the contrary, no adjustment under Section 4.5 need be made:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in Section 4.6(c)(ii) and outstanding as of the Issue Date;

(iv) for a change in the par value or a change to no par value of the Common Stock;

(v) to account for accrued but unpaid interest, including additional amounts, if any;

(vi) in connection with an acquisition made by the Company; or

(vii) upon the issuance of Common Stock pursuant to (i) the exercise of any option, warrant or right to purchase such Common Stock, (ii) the exchange of any exchangeable security for such Common Stock or (iii) the conversion of any convertible security into such Common Stock (except as expressly set forth herein).

SECTION 4.7. Equivalent Adjustments. If, as a result of an adjustment made pursuant to Section 4.5, the Holder of any Security thereafter surrendered for conversion will become entitled to receive any shares of Capital Stock of the Company other than shares of Common Stock, thereafter the Base Conversion Price of such other shares so receivable upon conversion of any Securities will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article IV.

SECTION 4.8. Adjustment for Tax Purposes. The Company reserves the right to make such reductions in the Base Conversion Price in addition to those required in the foregoing provisions as it considers advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. In the event the Company elects to make such a reduction in the Base Conversion Price, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Base Conversion Price.

SECTION 4.9. Notice of Adjustment. Upon any increase or decrease in the Base Conversion Price, the Base Conversion Rate and the Incremental Share Factor, then, and in each such case, the Company promptly will deliver a notice of adjustment to each Holder of Securities and an Officers’ Certificate to the Trustee setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Base Conversion Price, Base Conversion Rate and Incremental Share Factor then in effect following such adjustment. The certificate will be conclusive evidence of the correctness of such adjustment, absent manifest error, and the Trustee may conclusively assume that, unless and until such certificate is received by it, no such adjustment is required.

SECTION 4.10. [Intentionally Omitted]

SECTION 4.11. Effect of Reclassification, Consolidation, Merger, Share Exchange or Sale on Conversion Privilege. Upon (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (ii) any consolidation, merger, share exchange, sale of all or substantially all of the Company’s assets or other similar transaction with another Person as a result of which holders of shares of Common Stock will be entitled to receive cash, stock, securities or other property or assets with respect to or in exchange for such shares of Common Stock (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, the Common Stock), or (iii) any sale, lease, transfer or conveyance of all or substantially all of the assets of the Company and its Subsidiaries substantially as an entirety to any other Person, or any statutory share exchange, as a result of which holders of Common Stock will be entitled to receive cash, stock, securities or other property or assets (including any combination thereof) with respect to or in exchange for such Common Stock (any such event referenced in clauses (i) through (iii) above, a “Merger Event”), then:

(a) the Company or the successor or purchasing corporation, as the case may be, will execute with the Trustee a supplemental indenture (which will comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) permitted under Section 10.1 providing for the conversion and settlement of the Securities as set forth in this Indenture. Such supplemental indenture will provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments provided for in this Article IV. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture will also be executed by such other corporation and will contain such additional provisions to protect the interests of the Holder of the Securities as the Board of Directors of the Company will reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors of the Company and practicable the provisions providing for the repurchase rights set forth in Article III herein.

In the event the Company will execute a supplemental indenture pursuant to this Section 4.11, the Company will promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, shares of stock or other securities or property that will constitute the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and will promptly mail notice thereof to all Holders or the Trustee, at the Company’s request, will do so.

(b) Subject to the provisions of Section 4.5(c) in the case of a Public Acquirer Change in Control, at the effective time of such Merger Event, (i) the right to convert each $1,000 principal amount of Securities will be changed to a right to convert such Security into cash (up to the aggregate principal amount thereof) and, if applicable, the kind and amount of shares of stock, securities or other property or assets (including any combination thereof) that a holder of a number of shares of Common Stock immediately before such transaction would have owned or been entitled to receive (the “Reference Property”) based on the Daily Conversion Values of the Reference Property and (ii) the related Conversion Obligation of the Company will be settled at the times and otherwise as set forth under clause (b) below. If holders of shares of Common Stock shall have the opportunity to elect the form of consideration to be received in such Merger Event, the type and amount of consideration that Holders of Securities shall be entitled to receive will be deemed to be the weighted average of the types and amounts of consideration received by holders of shares of Common Stock that affirmatively make an election. None of the foregoing provisions will affect the right of a Holder of Securities to convert its Securities into cash, shares of Common Stock or a combination thereof, as set forth in Section 4.1 before the effective date of such Merger Event.

(c) If this Section 4.11 is applicable, then with respect to the Securities tendered for conversion respecting which the Company has elected to satisfy its Conversion Obligation as described in Section 4.14 or has irrevocably elected to satisfy its Conversion Obligation pursuant to Section 4.15, the Settlement Amount in respect of any Securities tendered for conversion on or after the second Trading Day immediately preceding the effective date of any such transaction shall be calculated as set forth under Section 4.14 (such calculation, the “Reference Property Value”), except that the related Cash Settlement Averaging Period shall begin on the later of (A) the first Trading Day of the related Cash Settlement Averaging Period without giving effect to this clause and (B) the effective date of such transaction.

For purposes of determining the Settlement Amount, amounts will be based on the per unit average value of the Reference Property during the applicable period, and in such event, such per unit value will be (i) in the case of any security that constitutes Reference Property that is traded on a United States national or regional securities exchange or in the case of Acquirer Common Stock so traded, the value thereof as determined using the procedures set forth in the definition of “Closing Sale Price,” (ii) in the case of any other property (other than cash) the value thereof as determined in good faith by the Board of Directors of the Company as of the effective date of the transaction and (iii) in the case of cash, at 100% of the amount thereof.

The Company shall satisfy its Conversion Obligation to Holders of Securities so converted as follows:

(i) if the Company elects to satisfy the Conversion Obligation pursuant to Section 4.14 in respect of any Securities so converted, the Company will deliver cash and, if applicable, Reference Property as set forth in Section 4.14, as if references therein and in the definition of “Daily Settlement Amount” to “Daily Conversion Value” were to Reference Property Value and references to “shares of Common Stock” were to units of Reference Property;

(ii) if the Company irrevocably elects to satisfy the related Conversion Obligation entirely in Reference Property pursuant to Section 4.15, the Company will deliver the aggregate amount of Reference Property for all Securities so converted;

(iii) if the Company irrevocably elects to satisfy the entire Conversion Obligation in cash pursuant to Section 4.15, the Company will deliver an amount in cash equal to the related aggregate Reference Property Value; and

(iv) if the Company irrevocably elects to satisfy in cash a fixed portion of the Conversion Obligation (other than the entire obligation) or a percentage of the Conversion Obligation (other than 100%) pursuant to Section 4.15, the Company will deliver cash in amount equal to the Specified Cash Amount and units of Reference Property calculated as set forth in clause (i) above.

(d) The Company will cause notice of the execution of such supplemental indenture to be mailed to each Holders of Securities, at its last address appearing on the list of names and addresses of Holders provided for in Section 2.5, within 20 days after execution thereof. Failure to deliver such notice will not affect the legality or validity of such supplemental indenture.

(e) The above provisions of this Section 4.11 will similarly apply to successive Merger Events.

SECTION 4.12. Trustee’s Disclaimer. The Trustee and any Conversion Agent will not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Base Conversion Price, Base Conversion Rate or Incremental Share Factor or to determine the Base Conversion Price, Base Conversion Rate or Incremental Share Factor or with respect to the nature or intent of any such adjustments when made, or with respect to the method employed, as set forth herein or in any supplemental indenture. Neither the Trustee nor any Conversion Agent will be accountable with respect to the validity or value (of the kind or amount) of any Common Stock or to monitor the price of the Common Stock, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Security; and it or they do not make any representation with respect thereto. Neither the Trustee nor any Conversion Agent will be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of stock or share certificates or other securities or property upon the surrender of any Security for the purpose of conversion; and the Trustee and any Conversion Agent will not be responsible or liable for any failure of the Company to comply with any of the covenants of the Company contained in this Article IV. The Trustee shall have no duty to perform any calculations under this Indenture and shall be entitled to rely on any calculations, valuations or other information delivered to it by the Company or the Conversion Agent.

SECTION 4.13. Voluntary Reduction. The Company from time to time may (but is not obligated to) reduce the Base Conversion Price by any amount for any period of time if such period is at least 20 Trading Days or such longer period as may be required by law and if the reduction is irrevocable during such period; if the Board of Directors of the Company determines, in good faith, that such decrease would be in the best interests of the Company; provided that in no event may the Base Conversion Price be less than the par value of a share of Common Stock. Any such determination by the Board of Directors of the Company will be conclusive.

SECTION 4.14. Payment Upon Conversion. (a) Except as otherwise provided in Sections 4.11 and 4.15, in the event that the Company, or, if applicable, the Conversion Agent, receives a Holder’s conversion notice, for each $1,000 aggregate principal amount of Securities surrendered for conversion, at the time specified in this Indenture and if the Holder otherwise satisfies all of the terms and conditions specified in this Indenture relative to such conversion, the Company will be required to deliver to such Holder the aggregate of the Daily Settlement Amounts for each of the 20 consecutive Trading Days during the applicable Cash Settlement Averaging Period (the “Settlement Amount”).

(b) The following terms will have the following meanings:

(i) “Daily Settlement Amount” for each of the 20 consecutive Trading Days during a Cash Settlement Averaging Period will consist of:

(A) cash equal to the lesser of $50 and the Daily Conversion Value; and

(B) if the Daily Conversion Value exceeds $50, a number of shares of the Common Stock equal to (A) the difference between the Daily Conversion Value and $50, divided by (B) the Daily VWAP of the Common Stock for such day.

(ii) “Daily Conversion Value” means, for each of the 20 consecutive Trading Days during a Cash Settlement Averaging Period, one-twentieth (1/20) of the product of (A) the Applicable Conversion Rate on such day and (B) the Closing Sale Price of the Common Stock on such day.

(c) The Company will deliver the Settlement Amount to Holders who have tendered their Securities for conversion and otherwise satisfied the requirements to convert Securities on the third Business Day immediately following the last day of the Cash Settlement Averaging Period in respect of such Securities.

(d) No fractional shares of Common Stock or securities representing fractional shares of Common Stock will be issued upon conversion. Any fractional interest in a share of Common Stock resulting from conversion will be paid in cash based on the average of the Closing Sale Prices on each day during the relevant Cash Settlement Averaging Period. For purposes of the foregoing, fractional shares arising from the calculation of the Daily Settlement Amount for any day in the Cash Settlement Averaging Period will be aggregated with fractional shares for all other days in such period in determining the Settlement Amount, and any whole shares resulting therefrom will be issued, and any remaining fractional shares will be paid in cash.

(e) Except as provided in Section 4.2(c), delivery of the Settlement Amount and cash in lieu of fractional shares will be deemed to satisfy the Company’s obligation to pay the principal amount of a converted Security and accrued but unpaid interest thereon. Any accrued interest payable on a converted Security, to the extent not required to be paid in cash as provided in Section 4.2(c), will be deemed paid in full rather than canceled, extinguished or forfeited. The Company will not adjust the Base Conversion Price to account for accrued and unpaid interest.

SECTION 4.15. Option to Satisfy Conversion Obligation with Cash, Common Stock or Combination of Cash and Common Stock. (a) At any time before May 1, 2012, the Company may irrevocably elect, with respect to the Securities, in its sole discretion, to satisfy its obligations upon a conversion of the Securities (the “Conversion Obligation”) either (i) entirely in shares of Common Stock (plus cash in lieu of fractional shares in accordance with Section 4.14(d)) or, if applicable, units of Reference Property in the manner contemplated in Section 4.11 (the “Share Settlement Election”), (B) entirely in cash (the “Cash Settlement Election”) or (c) a specified combination of cash and shares of Common Stock (the “Combination Settlement Election”). If a conversion notice is delivered by a Holder on or before May 1, 2012 and before a Share Settlement Election, Cash Settlement Election or Combination Settlement Election, then the following procedures will apply. The Company will notify the presenting Holders through the Trustee (at the sole cost and expense of the Company) of the method the Company chooses to satisfy its Conversion Obligation (“Settlement Election”) no later than two Trading Days immediately following the Conversion Date. Simultaneously with providing such Settlement Election, the Company will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News or another newswire service announcing such Settlement Election or publish such information in The Wall Street Journal or another newspaper of general circulation in the City of New York or on the Company’s website. If, with respect to such conversion notice, the Company fails to give the notice described in the immediately preceding two sentences within the prescribed time periods, then the Company will satisfy its Conversion Obligation as described in Section 4.14. If, with respect to such conversion notice, the Company elects to satisfy any portion of its Conversion Obligation in cash (the “Specified Cash Amount”), the Company will specify in such notice the amount for each $1,000 principal amount of Securities surrendered for conversion to be satisfied in cash as either 100% of the Conversion Obligation or a fixed dollar amount.

For purposes of this Section 4.15, Settlement Amounts will be computed by the Company as follows:

(1) If the Company elects to satisfy the entire Conversion Obligation in cash, a cash amount equal to the product of: (A) the aggregate principal amount of the Securities to be converted divided by $1,000 multiplied by (B) the Applicable Conversion Rate multiplied by (C) the Applicable Stock Price;

(2) If the Company elects to satisfy the entire Conversion Obligation in shares of Common Stock, a number of shares of Common Stock equal to the product of (A) the aggregate principal amount of the Securities to be converted divided by $1,000 multiplied by (B) the Applicable Conversion Rate (with cash paid for any fractional shares of Common Stock in accordance with Section 4.14(d)) or, if applicable, units of Reference Property in the manner contemplated in Section 4.11; and

(3) If the Company elects to satisfy a fixed portion (other than 100%) of the Conversion Obligation in cash, an amount, for each $1,000 principal amount of Securities surrendered for conversion, equal to:

(A) cash in the Specified Cash Amount;

(B) a number of shares of Common Stock (or, if applicable, units of Reference Property in the manner contemplated in Section 4.11) equal to the greater of (i) zero and (ii) the excess, if any, of the number of shares of Common Stock that would be issued if the Company elected to satisfy the entire Conversion Obligation in shares of Common Stock over the number of shares of Common Stock equal to the sum of the quotients, calculated for each of the 20 consecutive Trading Days of the applicable Cash Settlement Averaging Period, obtained by dividing (x) the Specified Cash Amount divided by 20 by (y) the Daily VWAP; and

(C) cash paid for any fractional shares of Common Stock in accordance with Section 4.14(d).

(b) If a conversion notice is delivered by a Holder on or before May 1, 2012 and after a Combination Settlement Election, the provisions set forth in 4.15(a) will apply to such conversion notice.

(c) If a conversion notice is delivered by a Holder on or before May 1, 2012 and after a Cash Settlement Election, the provisions set forth in Section 4.15(a) that are applicable to the Company’s election to satisfy all of a Conversion Obligation in cash will apply to such conversion notice.

(d) If a conversion notice is delivered by a Holder on or before May 1, 2012 and after a Share Settlement Election, the provisions set forth in Section 4.15(a) that are applicable to the Company’s election to satisfy all of a Conversion Obligation in shares of Common Stock will apply to such conversion notice.

(e) The provisions set forth in Section 4.14 will apply to a conversion notice delivered by a Holder after May 1, 2012; provided that if the Company will have notified the Holders through the Trustee (at the sole cost and expense of the Company) of (i) a Cash Settlement Election on or before May 1, 2012, then such Cash Settlement Election will apply to each conversion notice delivered after May 1, 2012, (ii) a Share Settlement Election on or before May 1, 2012, then such Share Settlement Election will apply to each conversion notice delivered after May 1, 2012 or (iii) a Combination Settlement Election on or before May 1, 2012, then such Combination Settlement Election will apply to each conversion notice delivered after May 1, 2012.

(f) Notwithstanding the foregoing, in no event will the Company be required to issue shares of Common Stock beyond the maximum level permitted by the stock exchange on which shares of Common Stock are traded or beyond the maximum amount permitted by the Company’s Articles of Incorporation. The Company may nonetheless elect to issue shares of Common Stock for a portion of the Conversion Obligation within such limitations and pay the balance of the Conversion Obligation in cash.

ARTICLE V

[RESERVED]

ARTICLE VI

Covenants

SECTION 6.1. Payment of Securities. The Company will promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. The principal amount and Fundamental Change Purchase Price and accrued and unpaid interest will be considered paid on the date it is due if the Paying Agent holds by 10:00 a.m., New York City time, on such date, in accordance with this Indenture, cash designated and sufficient for the payment of all such amounts then due. The Company will, to the fullest extent permitted by law, pay interest on overdue principal and overdue installments of interest at the rate borne by the Securities per annum. Except as otherwise specified, all references in this Indenture or the Securities to interest will be deemed to include Additional Interest, if any, payable pursuant to the Registration Rights Agreement.

The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue amounts from time to time on demand at the rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Payment of interest on Certificated Securities will be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided, however, that any Holder with Securities in an aggregate principal amount in excess of $2.0 million will be paid, at its written election, by wire transfer of immediately available funds. Notwithstanding the foregoing, so long as the Securities are registered in the name of a Depositary or its nominee, all payments with respect to the Securities will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

SECTION 6.2. Reports and Certain Information. (a) The Company will file with the Trustee, within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Trustee such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act within 15 days after the date they would have been required to be filed with the SEC. The Company will comply with the provisions of TIA Section 314(a), whether or not the Company is required to file reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding anything to the contrary herein, the Trustee will have no duty to review such documents for purposes of determining compliance with any provisions of this Indenture or any applicable law. Notwithstanding the foregoing, the Company shall have 90 days after it receives any notice to remedy, or obtain a waiver for, any failure to comply with its obligations to file its annual, quarterly and current reports in accordance with the requirements of Section 13 or 15(d) of the Exchange Act or its obligations as described under this Section 6.2 or to comply with TIA Section 314(a)(1) so long as the Company is attempting to cure such failure as promptly as reasonably practicable.

(b) At any time when the Securities are Restricted Securities, and the Company is not subject to, or is not in compliance with, Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or the holder of shares of Common Stock issued upon conversion of Securities, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or such holder of shares of Common Stock issued upon conversion of Securities, or to a prospective purchaser of any such security designated by any such Holder or holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. “Rule 144A Information” will mean such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act or any successor provision.

(c) The Company will notify the Trustee of any changes to its fiscal year.

SECTION 6.3. Compliance Certificates. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after Issue Date, an Officers’ Certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and at least one other Officer of the Company, as to his or her knowledge of the Company’s compliance with all terms, conditions and covenants under this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company will be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.

SECTION 6.4. Maintenance of Corporate Existence. Subject to Article VII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence or, following any consolidation, merger, conveyance, transfer or lease in accordance with Section 7.1, its legal existence as a Person permitted to be the resulting, surviving or transferee Person in accordance with Section 7.1.

SECTION 6.5. Stay, Extension and Usury Laws. The Company covenants, to the extent it may lawfully do so, that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal amount or Fundamental Change Purchase Price in respect of Securities, or any interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company, to the extent it may lawfully do so, hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee or any Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.6. Maintenance of Office or Agency of the Trustee, Registrar, Paying Agent and Conversion Agent. The Company will maintain an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent in the United States where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company hereby designates the Corporate Trust Office as one such office or agency for all of the aforesaid purposes. The Company will give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the Corporate Trust Office of the Trustee). If at any time the Company will fail to maintain any such required office or agency or will fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.2.

ARTICLE VII

Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 7.1. Company May Consolidate, etc., Only on Certain Terms. The Company will not, without the consent of the Holders, consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of the properties and assets of the Company, taken as a whole, to any successor Person, unless:

(1) either:

(A) the resulting, surviving or transferee Person is the Company; or

(B) the resulting, surviving or transferee Person is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and will expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (upon which the Trustee may conclusively rely), each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article VII and that all conditions precedent herein provided for relating to such transaction have been complied with.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 7.2. Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 7.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person will be relieved of all obligations and covenants under this Indenture and the Securities.

SECTION 7.3. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article VII will operate as a waiver thereof, nor will a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article VII at law, in equity, by statute or otherwise.

SECTION 7.4. Modification. No modification, amendment or waiver of any provision of this Article VII will in any event be effective unless the same will be in writing and signed by the Trustee, and then such waiver or consent will be effective only in the specific instance and for the purpose for which given.

ARTICLE VIII

Default and Remedies

SECTION 8.1. Events of Default. An “Event of Default” with respect to the Securities occurs upon:

(1) a default in the payment when due of any principal of any of the Securities at maturity, upon exercise of a repurchase right or otherwise (whether or not prohibited by the subordination provisions of Article XI of this Indenture);

(2) a default in the payment of any interest or Additional Interest when due under the Securities, which default continues for 30 days (whether or not prohibited by the subordination provisions of Article XI of this Indenture);

(3) a default in the Company’s obligation to satisfy its Conversion Obligation upon exercise of a Holder’s conversion right, which default continues for 15 days after performance is due;

(4) a default in the Company’s obligation to provide the Fundamental Change Company Notice when required by this Indenture;

(5) the Company’s failure to comply with any of its other agreements in the Securities or this Indenture and such failure continues for 60 days after the Company receives a Notice of Default with respect thereto;

(6) the Company or any Significant Subsidiary fails to make any payment of principal in excess of $20,000,000 in respect of indebtedness for borrowed money, when and as the same shall become due and payable at maturity or upon acceleration, and such indebtedness is not paid, or such acceleration is not rescinded, by the end of the 30th day after receipt of a Notice of Default with respect thereto by the Company;

(7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case or proceeding;

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors; or

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or a Significant Subsidiary in an involuntary case or proceeding;

(B) appoints a Custodian of the Company or a Significant Subsidiary for any substantial part of the property of the Company or such Significant Subsidiary; or

(C) orders the winding up or liquidation of the Company or a Significant Subsidiary;

and in each case of this clause (8) the order or decree remains unstayed and in effect for 60 consecutive days.

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

A default under clause (5) or (6) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, in writing of the Default, and the Company does not cure the Default (and such Default is not waived) within the time period specified in clauses (5) or (6) above, as applicable, after actual receipt of such notice. The notice given pursuant to this Section 8.1 must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” When any Default under this Section 8.1 is cured in accordance herewith, it will cease to be a Default.

The Trustee will not be charged with knowledge of any Event of Default unless written notice thereof will have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company (including pursuant to Section 6.3), a Paying Agent, any Holder or any agent of any Holder, which notice references the Securities and this Indenture.

SECTION 8.2. Acceleration. If an Event of Default (other than an Event of Default with respect to the Company specified in clause (7) or (8) of Section 8.1) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the affected Securities then outstanding may, by written notice to the Company and the Trustee, declare all unpaid principal of, plus interest (including Additional Interest, if any) accrued and unpaid through the date of such declaration on, all the Securities then outstanding to be due and payable upon any such declaration, and the same will thereupon become and be immediately due and payable.

If an Event of Default with respect to the Company specified in clause (7) or (8) of Section 8.1 occurs, all unpaid principal of, plus accrued and unpaid interest (including Additional Interest, if any) on, all the Securities then outstanding will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Holders of a majority in aggregate principal amount of the Securities then outstanding or the Holders originally causing the acceleration by notice to the Trustee may rescind an acceleration of the Securities and its consequences before a judgment or decree for the payment of money has been obtained by the Trustee if (a) the rescission would not conflict with any existing order or decree, (b) all existing Events of Default with respect to such Securities, other than the nonpayment of the principal of, plus accrued and unpaid interest on, the Securities that has become due solely by such declaration of acceleration, have been cured or waived and (c) all payments due to the Trustee and any predecessor Trustee under Section 9.6 have been made. No such rescission will affect any subsequent Default or impair any right consequent thereto.

SECTION 8.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, but will not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or accrued and unpaid interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 8.4. Waiver of Defaults and Events of Default. Subject to Sections 8.7 and 10.2, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequence, except an uncured Default or Event of Default in the payment of the principal of, or any interest (including Additional Interest, if any) on, any Security, or the payment of any applicable Fundamental Change Purchase Price, or an uncured failure by the Company to convert any Securities in accordance with Article IV or any uncured Default or Event of Default in respect of any provision of this Indenture or the Securities that, under Section 10.2, cannot be modified or amended without the consent of the Holders of each affected outstanding Security. When a Default or Event of Default is waived, it is deemed cured, but no such waiver will extend to any subsequent or other Default or impair any consequent right. This Section 8.4 will be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 8.5. Control by Majority. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it under this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability or expense unless the Trustee is offered security or indemnity reasonably satisfactory to it; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; provided further that this provision will not affect the rights of the Trustee set forth in Section 9.1(b)(2). This Section 8.5 will be in lieu of Section 316(a)(1)(A) of the TIA and such Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 8.6. Limitations on Suits. Subject to Section 8.7, a Holder of a Security may not pursue any remedy with respect to this Indenture or the Securities unless:

(1) the Holder gives to the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security or indemnity; and

(5) no direction inconsistent with such written request has been received by the Trustee during such 60-day period from the Holders of a majority in aggregate principal amount of the Securities then outstanding.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 8.7. Rights of Holders to Receive Payment and to Convert. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal amount, Fundamental Change Purchase Price or interest (including Additional Interest, if any) on any Security, on or after the respective due dates expressed in the Security and this Indenture, to convert such Security in accordance with Article IV and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and will not be impaired or affected without the consent of the Holder.

SECTION 8.8. Collection Suit by Trustee. If an Event of Default in the payment of principal or interest specified in clause (1) or (2) of Section 8.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount owing with respect to the Securities and the amounts provided for in Section 9.6.

SECTION 8.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and will be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee will consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.6, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings will be denied for any reason, payment of the same will be secured by a Lien on, and will be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 8.10. Priorities. Any money or property collected by the Trustee pursuant to this Article VIII, and after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture will be paid out in the following order:

First, to the Trustee (including any predecessor Trustee) for amounts due under Section 9.6;

Second, to holders of Senior Indebtedness of the Company to the extent required by Article XI or subordination terms substantially similar thereto, as applicable;

Third, to Securityholders for amounts due and unpaid on the Securities for the principal amount, Fundamental Change Purchase Price or interest (including Additional Interest, if any), as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

Fourth, the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 8.10. At least 15 days before such record date, the Trustee will mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.

SECTION 8.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 8.7, or a suit by Holders of more than 25% in aggregate principal amount of the Securities then outstanding. This Section 8.11 will be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 8.12. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VIII or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE IX

Trustee

SECTION 9.1. Certain Duties and Responsibilities of Trustee. (a) In case an Event of Default with respect to the Securities has occurred (that has not been cured or waived)

and has become known to the Trustee, the Trustee will exercise with respect to such Securities such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Prior to the time when the occurrence of an Event of Default becomes known to the Trustee and after the curing or waiving of all such Events of Default with respect to the Securities that may have occurred:

(1) the duties and obligations of the Trustee will with respect to the Securities be determined solely by the express provisions of this Indenture, and the Trustee will not be liable with respect to the Securities except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations will be read into this Indenture against the Trustee; and

(2) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee will be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(c) No provision of this Indenture will be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(A) This subsection will not be construed to limit the effect of Section 9.1(b).

(B) the Trustee will not be liable for any error of judgment made in good faith by a Trust Officer or Trust Officers, unless it will be proved that the Trustee was negligent in ascertaining the pertinent facts;

(C) the Trustee will not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Securities at the time outstanding (determined as provided in Section 2.8) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Securities; and

(D) None of the provisions contained in this Indenture will require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk of expense and liability is not reasonably assured to it.

(d) Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability or affording protection to the Trustee (in any capacity, including Paying Agent, Registrar or Conversion Agent) will be subject to the provisions of this Section 9.1.

SECTION 9.2. Certain Rights of Trustee. Except as otherwise provided in Section 9.1:

(a) The Trustee may conclusively rely and will be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document (whether in original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties. The Trustee need not investigate any fact or matter stated in any such document;

(b) Any request, direction, order or demand of the Company mentioned herein will be sufficiently evidenced by a resolution of the Company’s Board of Directors or an instrument signed in the name of the Company, by one or more Officers thereof (unless other evidence in respect thereof is specifically prescribed herein);

(c) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel and Opinions of Counsel with respect to legal matters relating to this Indenture and the Securities will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders will have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;

(e) The Trustee will not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f) The Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, but the Trustee, in its discretion, may make even further inquiry or investigation into such facts or matters as it may see fit; and, if the Trustee will determine to make such further inquiry or investigation, it will be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and will incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee will not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) The Trustee will not be deemed to have knowledge or be charged with knowledge of any Default or Event of Default except (i) if the Trustee is acting as Paying Agent, any Default or Event of Default occurring pursuant to Section 8.1(1) or 8.1(2) and (ii) any Default or Event of Default of which the Trustee will have received written notification which references the Securities and this Indenture or of which a Trust Officer will have obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Section 6.2 is for informational purposes only and the Trustee’s receipt of the foregoing will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates, except as otherwise provided herein);

(i) The rights, privileges, protections, immunities and benefits given to the Trustee pursuant hereto, including its right to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed by the Trustee to act hereunder;

(j) The permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture will not be construed as a duty;

(k) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(l) Anything in this Indenture notwithstanding, in no event will the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action; and

(m) The Trustee will not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

SECTION 9.3. Trustee Not Responsible for Recitals or Issuance or Securities. (a) The recitals contained herein and in the Securities will be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

(b) The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities.

(c) The Trustee or any Authorized Agent will not be accountable for the use or application by the Company of any of the Securities or of the proceeds of such Securities, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture or established pursuant to Section 2.1, or for the use or application of any moneys received by any Paying Agent other than the Trustee.

SECTION 9.4. May Hold Securities. The Trustee or any Paying Agent, Conversion Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 9.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Registrar.

SECTION 9.5. Moneys Held in Trust. Subject to the provisions of Section 8.5, all moneys received by the Trustee will, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee will be under no liability for interest on any moneys received by it hereunder except such as it may agree in writing with the Company to pay thereon.

SECTION 9.6. Compensation and Reimbursement. (a) The Company covenants and agrees to pay to the Trustee, and the Trustee will be entitled to, such compensation (which will not be limited by any provision of law in regard to the compensation of a trustee of an express trust), as the Company and the Trustee may from time to time agree in writing for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, except as otherwise expressly provided herein, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from the Trustee’s negligence, bad faith or willful misconduct. The Company covenants and agrees to indemnify the Trustee (and its officers, agents, directors, stockholders and employees) for, and to hold it harmless against, any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred without negligence or bad faith or willful misconduct on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim of liability in the premises. The Trustee will notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement effected without its prior written consent, which will not be unreasonably withheld. The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its negligence, willful misconduct or bad faith.

(b) The obligations of the Company under this Section 9.6 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances will constitute additional indebtedness hereunder. Such additional indebtedness will be secured by a Lien upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders.

(c) When the Trustee incurs expenses or renders services after an Event of Default specified in clause (7) or (8) of Section 8.1 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

(d) For the purposes of this Section 9.6, the “Trustee” will include any predecessor Trustee; provided, however, that the negligence, bad faith or willful misconduct of any Trustee or other indemnified party hereunder will not affect the rights of any other Trustee hereunder.

(e) The provisions of this Section 9.6 will survive the discharge of this Indenture and resignation or removal of the Trustee.

SECTION 9.7. Reliance on Officers’ Certificate. Except as otherwise provided in Section 9.1, whenever in the administration of the provisions of this Indenture the Trustee will deem it necessary or desirable that a matter be proved or established before taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate or Opinion of Counsel delivered to the Trustee and such certificate, in the absence of bad faith on the part of the Trustee, will be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

SECTION 9.8. Disqualification: Conflicting Interests. If the Trustee has or will acquire any “conflicting interest” within the meaning of Section 310(b) of the TIA, the Trustee and the Company will in all respects comply with the provisions of Section 310(b) of the TIA.

SECTION 9.9. Corporate Trustee Required; Eligibility. There will at all times be a Trustee with respect to the Securities issued hereunder which will at all times be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the SEC, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus, or being a member of a bank holding company with a combined capital and surplus, of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.9, the combined capital and surplus of such corporation will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee. In case at any time the Trustee will cease to be eligible in accordance with the provisions of this Section 9.9, the Trustee will resign immediately in the manner and with the effect specified in Section 9.10.

SECTION 9.10. Resignation and Removal; Appointment of Successor. (a) The Trustee or any successor hereafter appointed may at any time resign as Trustee with respect to the Securities by giving written notice thereof to the Company and by transmitting notice of resignation by mail, first class postage prepaid, to the Securityholders, as their names and addresses appear upon the Register. Upon receiving such notice of resignation, the Company will promptly appoint a successor trustee with respect to the Securities by or pursuant to a resolution of the Board of Directors. If no successor trustee will have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation, the resigning Trustee may, upon 10 business days notice to the Company and the Security Holders, petition any court of competent jurisdiction for the appointment of a successor trustee with respect to the Securities, or any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee, in either case at the sole cost and expense of the Company. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any one of the following will occur:

(A) the Trustee will fail to comply with the provisions of Section 9.8 after written request therefor by the Company or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months; or

(B) the Trustee will cease to be eligible in accordance with the provisions of Section 9.9 and will fail to resign after written request therefor by the Company or by any such Securityholder; or

(C) the Trustee will become incapable of acting, or will be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property will be appointed or consented to, or any public officer will take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to all Securities and appoint a successor trustee by or pursuant to a resolution of the Company’s Board of Directors, or, subject to Section 8.11, any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may, on behalf of that Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee with the consent of the Company. If no successor trustee will have been so appointed and have accepted appointment within 30 days after such notification of removal by the Holders, the Trustee to be removed may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to the Securities, or any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee, in either case at the sole cost and expense of the Company. Such court may, as it may deem proper prescribe or appoint a successor trustee.

(d) Notwithstanding anything herein to the contrary, any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Securities pursuant to any of the provisions of this Section 9.10 will become effective upon acceptance of appointment by the successor trustee as provided in Section 9.11.

(e) So long as no event which is, or after notice or lapse of time, or both, would become, an Event of Default will have occurred and be continuing, and except with respect to a Trustee appointed by the Holders of a majority in principal amount of the Securities at that time outstanding pursuant to Section 9.10(c), if the Company will have delivered to the Trustee (i) a resolution of the Company’s Board of Directors appointing a successor Trustee, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 9.11, the Trustee will be deemed to have resigned as contemplated in Section 9.10(a), the successor Trustee will be deemed to have been appointed by the Company pursuant to Section 9.10(a) and such appointment will be deemed to have been accepted as contemplated in Section 9.11, all as of such date, and all other provisions of this Section 9.10 and Section 9.11 will be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this Section 9.10(e).

(f) At any time there will be only one Trustee with respect to the Securities.

SECTION 9.11. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor trustee with respect to the Securities, every such successor trustee so appointed will execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee will become effective and such successor trustee, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee will, upon payment of its charges and all other amounts payable to it hereunder, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and will duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder, subject to the Lien provided for in Section 9.6(b).

(b) Upon request of any such successor trustee, the Company will execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in Section 9.11(a).

(c) No successor trustee will accept its appointment unless at the time of such acceptance such successor trustee will be qualified and eligible under this Article IX.

(d) Upon acceptance of appointment by a successor trustee as provided in this Section 9.11, the Company (or the former trustee, at the written direction of the Company) will transmit notice of the succession of such trustee hereunder by mail, first class postage prepaid, to the Securityholders, as their names and addresses appear upon the Register. If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee will cause such notice to be transmitted at the expense of the Company.

SECTION 9.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation or other business entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other business entity resulting from any merger, conversion or consolidation to which the Trustee will be a party, or any corporation or other business entity succeeding to the corporate trust business of the Trustee, will be the successor of the Trustee hereunder; provided that such corporation or other business entity will be qualified under the provisions of Section 9.8 and eligible under the provisions of Section 9.9, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Securities will have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 9.13. Preferential Collection of Claims Against the Company. The Trustee will comply with Section 311(a) of the TIA, excluding any creditor relationship described in Section 311(b) of the TIA. A Trustee who has resigned or been removed will be subject to Section 311(a) of the TIA to the extent included therein.

SECTION 9.14. Notice of Defaults. If a Default or Event of Default occurs and is continuing hereunder and if it is actually known to a Trust Officer of the Trustee, the Trustee will mail to each Holder notice of the Default or Event of Default within 90 days after such Default or Event of Default. Except in the case of a default in payment of principal of or interest (including Additional Interest, if any) on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interest of the Holders of such Securities.

SECTION 9.15. Reports by Trustee. (a) Within sixty (60) days after May 15 of each year commencing with the year 2008, the Trustee will transmit to Securityholders such reports dated as of May 15 of the year in which such report is made concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA, including Section 313(a) thereof, at the times and in the manner provided pursuant thereto. In the event that, on any such reporting date, no events have occurred under the applicable sections of the TIA within the 12 months preceding such reporting date, the Trustee will be under no duty or obligation to provide such reports. The Trustee will also comply with TIA Section 313(b)(2). The Trustee will transmit by mail all reports as required by TIA Section 313(c).

(b) A copy of each such report will, at the time of such transmission to Securityholders, be delivered to the Company and filed by the Trustee with each stock exchange upon which the Securities are listed and with the SEC in accordance with TIA Section 313(d). The Company will notify the Trustee when the Securities are listed on any stock exchange and of any delisting thereof.

ARTICLE X

Amendments, Supplements and Waivers

SECTION 10.1. Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to, or consent of, any Securityholder:

(a) to cure any ambiguity, defect or inconsistency;

(b) to provide for uncertificated Securities in addition to or in place of Certificated Securities;

(c) to provide for the assumption of the Company’s obligations to Holders of Securities in the case of a share exchange, merger or consolidation or sale of all or substantially all of the Company’s assets;

(d) to make any change that would provide any additional rights or benefits to the Holders of Securities or that does not adversely affect in any material respect the legal rights under this Indenture of any Securityholder;

(e) to add a guarantor;

(f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(g) to secure the Securities;

(h) to increase the Applicable Conversion Rate or;

(i) to comply with the rules of any applicable securities depositary, including the Depositary;

(j) to conform the text of this Indenture or the Securities to any provision of the “Description of the Notes” contained in the Offering Memorandum to the extent that the text of the “Description of the Notes” was intended by the Company and the Initial Purchaser to be a recitation of the text of this Indenture or the Securities as represented by the Company to the Trustee in an Officers’ Certificate;

(k) to provide for a successor Trustee in accordance with the terms of this Indenture or to otherwise comply with any requirement of this Indenture;

(l) to modify the restrictions and procedures for resale and other transfers of Securities or the Common Stock pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally;

(m) to amend this Indenture to provide for the issuance of Additional Securities;

(n) to establish the forms or terms of the Securities in form and substance substantially consistent (without a material change) with the text of the “Description of the Notes” contained in the Offering Memorandum; or

(o) to make other changes to this Indenture or forms or terms of the Securities, provided no such change, individually or in the aggregate with all other such changes, has or will have a material adverse effect on the interests of the Holders of the Securities.

SECTION 10.2. With Consent of Holders. The Company and the Trustee may amend or supplement the Securities or this Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. Subject to Section 8.4 and Section 8.7, the Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in any instance by the Company with any provision of the Securities or this Indenture without notice to any Securityholder. However, notwithstanding the foregoing but subject to Section 10.4, without the consent of the Holder of each outstanding Security affected, an amendment, supplement or waiver may not:

(a) change the stated maturity of the principal of or the payment date of any installment of interest or Additional Interest on or with respect to such Security;

(b) reduce the principal amount or repurchase price, or the conversion rate of, such Security, or the rate of interest or Additional Interest on such Security;

(c) reduce the amount of principal payable upon acceleration of the maturity of such Security;

(d) change the currency in which the principal or repurchase price or interest or Additional Interest with respect to such Security is payable;

(e) impair the right to institute suit for the enforcement of any payment on, or with respect to, such Security;

(f) modify the provisions with respect to the repurchase rights of the Holders as provided in Article III in a manner materially adverse to the Holder of such Security;

(g) adversely affect the right of the Holder of such Security to convert such Security other than as provided in this Indenture; or

(h) alter the manner of calculation or rate of accrual of interest, Fundamental Change Purchase Price or the Conversion Rate (except in a manner that would increase the amount of interest, the Fundamental Change Purchase Price or the Applicable Conversion Rate) on such Security or extend the time for payment of any such amount.

Further, no amendment, supplement or waiver may be made without the consent of the Holder of each outstanding Security if such amendment, supplement or waiver would reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required to take specific actions including, but not limited to, the waiver of past Defaults or Events of Default or the modification or amendment of this Indenture.

It will not be necessary for the consent of the Holders under this Section 10.2 to approve the particular form of any proposed amendment, supplement or waiver, but it will be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under Section 10.1 or this Section 10.2 becomes effective, the Company will mail to the Holder of each outstanding Security affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 10.3. Compliance with Trust Indenture Act. Every amendment to or supplement of this Indenture or the Securities will comply with the TIA as in effect at the date of such amendment or supplement.

SECTION 10.4. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

After an amendment, supplement or waiver becomes effective, it will bind every applicable Securityholder, unless it makes a change described in any of clauses (a) through (h) of Section 10.2. In the case of an amendment, supplement or waiver that makes a change described in any of clauses (a) through (h) of Section 10.2, the amendment, supplement or waiver will bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

SECTION 10.5. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security will issue and the Trustee will authenticate a new Security that reflects the changed terms.

SECTION 10.6. Trustee to Sign Amendments, Etc. The Trustee will sign any amendment or supplemental indenture authorized pursuant to this Article X if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee will be provided with and, subject to Section 9.1, will be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the effectiveness of such amendment or supplement have been satisfied or duly waived.

SECTION 10.7. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article X, this Indenture will be modified in accordance therewith, and such supplemental indenture will form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder will be bound thereby.

ARTICLE XI

Subordination

SECTION 11.1. Agreement of Subordination. The Company covenants and agrees, and each Holder by its acceptance thereof likewise covenants and agrees, that all the Securities will be issued subject to the provisions of this Article XI and each Person holding any Security, whether upon original issue or upon registration of transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

The payment of the principal of, premium, if any, and interest (including Additional Interest, if any) on all Securities (including, but not limited to, the purchase price with respect to the Securities submitted for purchase in accordance with Section 3.1, as provided in this Indenture) issued hereunder will, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

No provision of this Article XI will prevent the occurrence of any Default or Event of Default hereunder.

SECTION 11.2. Payments to Securityholders. No payment will be made with respect to the principal of, premium, if any, or interest (including Additional Interest, if any) on the Securities (including, but not limited to, the purchase price with respect to the Securities submitted for purchase in accordance with Section 3.1, as provided in this Indenture), except payments and distributions made by the Trustee as permitted by Section 11.5, if:

(a) a default in the payment of principal, premium, if any, interest, rent or other obligations in respect of Designated Senior Indebtedness occurs and is continuing (or, in the case of Designated Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Designated Senior Indebtedness) (a “Payment Default”), unless and until such Payment Default shall have been cured or waived or shall have ceased to exist; or

(b) a default, other than a Payment Default, on any Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity (or in the case of any lease, a default occurs and is continuing that permits the lessor to either terminate the lease or require the Company to make an irrevocable offer to terminate the lease following an event of default thereunder) and the Trustee receives a notice of the default (a “Payment Blockage Notice”) from a holder of Designated

Senior Indebtedness, a Representative of Designated Senior Indebtedness or the Company (a “Non-Payment Default”).

If the Trustee receives any Payment Blockage Notice pursuant to clause (b) above, no subsequent Payment Blockage Notice will be effective for purposes of this Section 11.2 unless and until at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice. No Non-Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Payment Blockage Notice.

The Company may and will resume payments on and distributions in respect of the Securities upon the earlier of:

(1) the date upon which any such Payment Default is cured or waived or ceases to exist, or

(2) in the case of a Non-Payment Default, the earlier of (a) the date upon which such default is cured or waived or ceases to exist or (b) 179 days after the applicable Payment Blockage Notice is received by the Trustee if the maturity of such Designated Senior Indebtedness has not been accelerated (or in the case of any lease, 179 days after such notice is received if the Company has not received notice that the lessor under such lease has exercised its right to terminate the lease or require the Company to make an irrevocable offer to terminate the lease following an event of default thereunder), unless this Article XI otherwise prohibits the payment or distribution at the time of such payment or distribution.

(c) Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness will first be paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, or payment thereof in accordance with its terms provided for in cash or other payment satisfactory to the holders of such Senior Indebtedness before any payment is made on account of the principal of, premium, if any, or interest (including Additional Interest, if any) on the Securities (except payments made pursuant to Article XIII from monies deposited with the Trustee pursuant thereto before commencement of proceedings for such dissolution, winding up, liquidation or reorganization), and upon any such dissolution or winding up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other similar proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled, except for the provisions of this Article XI will (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their Representative or Representatives, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holders of the Securities or to the Trustee.

(d) For purposes of this Article XI the words, “cash, property or securities” will not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article XI with respect to the Securities to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Indebtedness (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in Article VII will not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 11.2 if such other Person will, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article VII.

(e) In the event of the acceleration of the Securities because of an Event of Default, no payment or distribution will be made to the Trustee or any Holder of Securities in respect of the principal of, premium, if any, or interest (including Additional Interest, if any) on the Securities (including, but not limited to, the purchase price with respect to the Securities submitted for purchase in accordance with Section 3.1, as provided in this Indenture), except payments and distributions made by the Trustee as permitted by Section 11.5, until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee will promptly notify holders of Senior Indebtedness of the acceleration.

(f) In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including by way of setoff or otherwise), prohibited by the foregoing provisions in this Section 11.2, will be received by the Trustee or the Holders of the Securities before all Senior Indebtedness is paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of such Senior Indebtedness, such payment or distribution will be held in trust for the benefit of and will be paid over or delivered to the holders of Senior Indebtedness or their Representative or Representatives, as their respective interests may appear, as calculated by the Company, for application to the payment of any Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

(g) Nothing in this Section 11.2 will apply to claims of, or payments to, the Trustee under or pursuant to Section 9.6. This Section 11.2 will be subject to the further provisions of Section 11.5.

SECTION 11.3. Subrogation of Securities. (a) Subject to the payment in full of all Senior Indebtedness, the rights of the Holders of the Securities will be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article XI (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal, premium, if any, and interest (including Additional Interest, if any) on the Securities will be paid in full, and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article XI and no payment pursuant to the provisions of this Article XI to or for the benefit of the holders of Senior Indebtedness by Holders of the Securities or the Trustee, will, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, and no payments or distributions of cash, property or securities to or for the benefit of the Holders of the Securities pursuant to the subrogation provisions of this Article XI which would otherwise have been paid to the holders of Senior Indebtedness, will be deemed to be a payment by the Company to or for the account of the Securities. It is understood that the provisions of this Article XI are intended solely for the purposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

(b) Nothing contained in this Article XI or elsewhere in this Indenture or in the Securities is intended to or will impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, premium, if any, and interest (including Additional Interest, if any) on the Securities as and when the same will become due and payable in accordance with their terms, or is intended to or will affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor will anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XI of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

(c) Upon any payment or distribution of assets of the Company referred to in this Article XI, the Trustee, subject to the provisions of Section 9.1, and the Holders of the Securities will be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article XI.

SECTION 11.4. Authorization to Effect Subordination. Each Holder of a Security by the Holder’s acceptance thereof authorizes and directs the Trustee on the Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article XI and appoints the Trustee to act as the Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 8.9 at least 30 days before the expiration of the time to file such claim, the holders of any Senior Indebtedness or their Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

SECTION 11.5. Notice to Trustee. (a) The Company will give prompt written notice in the form of an Officers’ Certificate to a Responsible Officer of the Trustee and to any paying agent of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee or any paying agent in respect of the Securities pursuant to the provisions of this Article XI. Notwithstanding the provisions of this Article XI or any other provision of this Indenture, the Trustee will not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article XI unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers’ Certificate) or a Representative or a holder or holders of Senior Indebtedness, and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 9.1, will be entitled in all respects to assume that no such facts exist; provided, however, that if on a date not less than one Business Day before the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or interest (including Additional Interest, if any) on any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 11.5 then, anything herein contained to the contrary notwithstanding, the Trustee will have full power and authority to apply monies received to the purpose for which they were received, and will not be affected by any notice to the contrary that may be received by it on or after such prior date.

(b) Notwithstanding anything in this Article XI to the contrary, nothing will prevent any payment by the Trustee to the Securityholders of monies deposited with it pursuant to Section 13.1, and any such payment will not be subject to the provisions of this Article XI.

(c) The Trustee, subject to the provisions of Section 9.1, will be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders. The Trustee will not be required to make any payment or distribution to or on behalf of a holder of Senior Indebtedness pursuant to this Article XI unless it has received satisfactory evidence as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XI.

SECTION 11.6. Trustee’s Relation to Senior Indebtedness. (a) The Trustee, in its individual capacity, will be entitled to all the rights set forth in this Article XI in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Section 9.13 or elsewhere in this Indenture will deprive the Trustee of any of its rights as such holder.

(b) With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XI and no implied covenants or obligations with respect to the holders of Senior Indebtedness will be read into this Indenture against the Trustee. The Trustee will not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Section 9.1, the Trustee will not be liable to any holder of Senior Indebtedness (i) for any failure to make any payments or distributions to such holder or (ii) if it shall pay over or deliver to Holders of Securities, the Company or any other Person money in compliance with this Article XI.

SECTION 11.7. No Impairment of Subordination. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. Senior Indebtedness may be created, renewed or extended and holders of Senior Indebtedness may exercise any rights under any instrument creating or evidencing such Senior Indebtedness, including, without limitation, any waiver of default thereunder, without any notice to or consent from the Holders of the Securities or the Trustee. No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of the Senior Indebtedness or any terms or conditions of any instrument creating or evidencing such Senior Indebtedness will in any way alter or affect any of the provisions of this Article XI or the subordination of the Securities provided thereby.

SECTION 11.8. Certain Conversions Not Deemed Payment. For the purposes of this Article XI only, (1) the issuance and delivery of Junior Securities upon conversion of Securities in accordance with Article IV will not be deemed to constitute a payment or distribution on account of the principal of, premium, if any, or interest (including Additional Interest, if any) on Securities or on account of the purchase or other acquisition of Securities, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 4.14(d)), property or securities (other than Junior Securities) upon conversion of a Security will be deemed to constitute payment on account of the principal of, premium, if any, or interest (including Additional Interest, if any) on such Security. For the purposes of this Section 11.8 the term “Junior Securities” means (a) shares of any stock of any class of the Company or (b) securities of the Company that are subordinated in right of payment to all Senior Indebtedness that may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article XI. Nothing contained in this Article XI or elsewhere in this Indenture or in the Securities is intended to or will impair, as among the Company, its creditors (other than holders of Senior Indebtedness) and the Securityholders, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article IV.

SECTION 11.9. Article Applicable to Paying Agents. If at any time any paying agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article XI will (unless the context otherwise requires) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article XI in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 11.5 will not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as paying agent. The Trustee will not be responsible for the actions or inactions of any other paying agents (including the Company if acting as its own paying agent) and will have no control of any funds held by such other paying agents.

SECTION 11.10. Senior Indebtedness Entitled to Rely. The holders of Senior Indebtedness shall have the right to rely upon this Article XI and no amendment or modification of the provisions contained herein will diminish the rights of such holders unless such holders shall have agreed in writing thereto.

SECTION 11.11. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article XI the Trustee and the Securityholders will be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Securityholders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI.

ARTICLE XII

[RESERVED]

ARTICLE XIII

Satisfaction and Discharge

SECTION 13.1. Satisfaction and Discharge of the Indenture. This Indenture will cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a) either

(i) all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation; or

(ii) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable whether at the Maturity Date or upon acceleration, or with respect to any Fundamental Change Purchase Date, and the Company deposits with the Paying Agent or Conversion Agent, as the case may be, cash, Common Stock or other consideration, or a combination thereof, as applicable hereunder, sufficient to pay on such date all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.7) on such date (and such deposit is permitted under Article XI);

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 9.6 and, if money will have been deposited with the Trustee pursuant to Section 13.1(a)(ii), the obligations of the Trustee under Section 13.2 will survive such satisfaction and discharge.

Notwithstanding anything herein to the contrary, Article IV, Article XI and Article XIII and Section 2.4, Section 2.6, Section 2.7, Section 2.8, Section 6.1, Section 6.5, Section 6.6 and Section 9.6 will survive any discharge of this Indenture until such time as there are no Securities outstanding.

SECTION 13.2. Repayment to the Company. The Trustee, the Paying Agent and the Conversion Agent will return to the Company upon written request any cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee, the Paying Agent and the Conversion Agent will have no further liability to the Securityholders with respect to such cash or securities for that period commencing after the return thereof.

ARTICLE XIV

Miscellaneous

SECTION 14.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, including the duties imposed by TIA Section 318(c), the required provision of the TIA will control.

SECTION 14.2. Notices. Any demand, authorization notice, request, consent or communication will be given in writing and delivered in person, sent by overnight courier or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

If to the Company, to:

Kulicke and Soffa Industries, Inc.
1005 Virginia Drive
Fort Washington, PA 19034
Attention: General Counsel
Facsimile No.: (215) 784-6483

With a copy (which shall not constitute notice) to:
Drinker Biddle & Reath LLP
Attention: F. Douglas Raymond, III, Esq.
One Logan Square
18th & Cherry Streets
Philadelphia, PA 19103
Phone No.: (215) 988-2700
Facsimile No.: (215) 988-2757

If to the Trustee, to:

The Bank of New York
101 Barclay Street
Floor 8W
New York, NY 10286
Attention: Corporate Trust Administration
Facsimile No.: (212) 815-5704

Such notices or communications to the Trustee will be effective when received.

The Company or the Trustee by notice to the other in the manner prescribed above may designate additional or different addresses or facsimile numbers for subsequent notices or communications.

Any notice or communication mailed to a Securityholder will be mailed by first-class mail, postage prepaid, or delivered by hand or by an overnight delivery service to it at its address shown on the Register and will be sufficiently given if so mailed or delivered within the time prescribed. Any notice or communication will also be mailed to any Person described in TIA Section 313(c), to the extent required by the TIA.

Failure to mail a notice or communication to a Securityholder or any defect in it will not affect its sufficiency with respect to other Securityholders. Except as set forth about as to the Trustee, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 14.3. Communications by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and any other Person will have the protection of TIA Section 312(c).

SECTION 14.4. Certificate and Opinion as to Conditions Precedent. (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company will furnish to the Trustee at the request of the Trustee:

(1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

(b) Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture (other than an Officers’ Certificate provided pursuant to Section 6.3) will include:

(1) a statement that the person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;

provided that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 14.5. Record Date for Vote or Consent of Securityholders. The Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date will not be more than 30 days before the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 10.4, if a record date is fixed, those persons who were Holders of Securities at 5:00 p.m., New York City time, on such record date (or their duly designated proxies), and only those persons, will be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

SECTION 14.6. Rules by Trustee, Paying Agent, Registrar and Conversion Agent. The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

SECTION 14.7. Legal Holidays. A “Legal Holiday” is a Saturday, Sunday or a day on which state or Federally chartered banking institutions in New York, New York, the city in which the Corporate Trust Office is located, are not required to be open. If a payment date is a Legal Holiday, payment will be made on the next succeeding day that is not a Legal Holiday, and no interest will accrue for the intervening period. If an Interest Payment Record Date or other record date is a Legal Holiday, the record date will not be affected.

SECTION 14.8. Governing Law; Jury Trial Waiver. This Indenture and the Securities will be governed by, and construed in accordance with, the laws of the State of New York.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

SECTION 14.9. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 14.10. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture, or in any Security, or because of any Indebtedness evidenced thereby or hereby, will be had against any incorporator, as such, or against any past, present or future employee, stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issuance of the Securities.

SECTION 14.11. Successors. All agreements of the Company in this Indenture and the Securities will bind its successors. All agreements of the Trustee in this Indenture will bind its successor.

SECTION 14.12. Multiple Counterparts. The parties may sign, which signature may be by facsimile, multiple counterparts of this Indenture. Each signed counterpart will be deemed an original, but all of them together will represent the same agreement.

SECTION 14.13. Separability. In case any provisions in this Indenture or in the Securities will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

SECTION 14.14. Calculations in Respect of the Securities. The Company or its agents will make all calculations under this Indenture and the Securities in good faith. In the absence of manifest error, such calculations will be final and binding on all Holders. The Company or its agents (including the Conversion Agent) will provide a copy of such calculations to the Trustee as required hereunder, and the Trustee will be entitled to rely on the accuracy of any such calculation without independent verification.

SECTION 14.15. Table of Contents, Headings, Etc. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and will in no way modify or restrict any of the terms or provisions hereof.

SECTION 14.16. No Security Interest. Nothing in this Indenture or in the Securities, express or implied, will be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, now in effect or hereafter enacted and made effective, in any jurisdiction.

SECTION 14.17. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

KULICKE AND SOFFA INDUSTRIES, INC.,

By:
Name:	Maurice E. Carson
Title:	Vice President and Chief Financial Officer

THE BANK OF NEW YORK, as Trustee,

By:
Name:
Title:

[SIGNATURE PAGE TO INDENTURE]

EXHIBIT A

[FORM OF FACE OF SECURITY]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1

[THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.]2

[THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF AVAILABLE), (IV) PURSUANT TO

[1]	This legend to be included only if the Security is a Global Security.
[2]	This legend to be included only if the Security is a Restricted Security.

A-1-1

ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL, IF REQUESTED), OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF THESE CASES (I) THROUGH (V) IN ACCORDANCE WITH THE SECURITIES ACT WITH CERTIFICATION THEREOF PROVIDED TO THE TRUSTEE OR TRANSFER AGENT, AND THAT THE PURCHASER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THE NOTES OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND ALL OTHER APPLICABLE SECURITIES LAW.]3

[3]	This legend to be included only if the Security is a Restricted Security.

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KULICKE AND SOFFA INDUSTRIES, INC.

0.875% Convertible Subordinated Notes due 2012

No. CUSIP:
No. ISIN:

Kulicke and Soffa Industries, Inc., a Pennsylvania corporation (the “Company,” which term will include any successor Person under the Indenture referred to on the attached “Terms of the Notes”), promises to pay to             , or its registered assigns, the principal amount of $              on June 1, 2012 (the “Maturity Date”), and to pay interest thereon, in arrears, from and including the most recent Interest Payment Date to which interest has been paid or duly provided for (or if no interest has been paid, from and including June 6, 2007), to, but excluding, June 1 and December 1 of each year (each, an “Interest Payment Date”), beginning on December 1, 2007, at a rate of 0.875% per annum until the principal hereof is paid in full, or until such date on which this Security is converted or purchased as provided herein. Except as otherwise provided in the Indenture and herein, the interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture (as hereinafter defined), be paid to the Person in whose name this Security is registered at 5:00 p.m., New York City time, on the regular record date for such interest, which will be the May 15 or November 15 (whether or not a Business Day), as the case may be, immediately preceding the relevant Interest Payment Date (each, an “Interest Payment Record Date”).

Reference is hereby made to the further provisions of this Security set forth on the attached “Terms of the Notes,” which further provisions will for all purposes have the same effect as if set forth at this place.

[Signature page follows]

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

KULICKE AND SOFFA INDUSTRIES, INC.,

By:
Name:
Title:

Trustee’s Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, AS TRUSTEE,

By:
Authorized Signatory

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[FORM OF THE TERMS OF THE NOTES]

KULICKE AND SOFFA INDUSTRIES, INC.

0.875% CONVERTIBLE SUBORDINATED NOTES DUE 2012

This Security is one of a duly authorized issue of 0.875% Convertible Subordinated Notes due 2012 (the “Securities”) of the Company issued under an Indenture, dated as of June 6, 2007 (the “Indenture”), between the Company and The Bank of New York, as trustee (the “Trustee”). The terms of the Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, if any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture will govern and be controlling. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.

1.	Interest.

Interest on the Securities will be computed on the basis of a 360-day year of twelve 30-day months as set forth on the face of the Security. If any Interest Payment Date (including upon the occurrence of a Fundamental Change) falls on a day that is not a Business Day, then the required payment will be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, and no additional interest will accrue on that payment for the period from and after the Interest Payment Date, to the next succeeding Business Day.

If the Holder elects to require the Company to purchase this Security pursuant to paragraph 5 of this Security, on a date that is after an Interest Payment Record Date but before the corresponding Interest Payment Date, interest accrued and unpaid hereon to, but not including, the applicable Fundamental Change Purchase Date will be paid to the Holder in whose name the Security is registered at the close of business on the relevant Interest Payment Record Date.

Interest on Securities converted after 5:00 p.m., New York City time, on an Interest Payment Record Date but before the corresponding Interest Payment Date will be paid, on such Interest Payment Date, to the Holder of the Securities as of 5:00 p.m., New York City time, on the Interest Payment Record Date but, upon conversion, the converting Holder must pay the Company an amount equal to the interest that is payable on such Interest Payment Date. No such payment need be made with respect to Securities converted after an Interest Payment Record Date and before the corresponding Interest Payment Date (1) if any overdue interest exists at the time of conversion with respect to the Securities being converted, but only to the extent of the amount of such overdue interest, or (2) if the Holder converts after 5:00 p.m., New York City time, on the last Interest Payment Record Date before the Maturity Date.

Except as otherwise stated herein, any reference herein to interest accrued or payable as of any date will include Additional Interest, if any, accrued or payable on such date as provided in the Indenture.

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2.	Method of Payment.

Payment of the principal of, and interest on, the Securities will be made at the office of the Paying Agent in cash. The Holder must surrender this Security to a Paying Agent to collect payment of principal. Payment of interest on Certificated Securities will be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided, however, that Holders with Securities in an aggregate principal amount in excess of $2.0 million will be paid, at their written election, by wire transfer of immediately available funds. Notwithstanding the foregoing, so long as the Securities are registered in the name of a Depositary or its nominee, all payments with respect to the Securities will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.	Paying Agent, Registrar, Conversion Agent.

Initially, the Trustee will act as Paying Agent and Registrar. The Company will appoint a Conversion Agent within 45 days of the Issue Date. The Company or any Affiliate of the Company may act as Paying Agent, Registrar or Conversion Agent, subject to the terms of the Indenture.

4.	Indenture.

The Securities are general subordinated unsecured obligations of the Company initially limited to $110,000,000 aggregate principal amount. The Company may, without consent of the Securityholders, issue additional Securities under the Indenture with the same terms as the Securities in an unlimited aggregate principal amount. The Indenture does not limit other debt of the Company, senior or subordinated or secured or unsecured.

5.	Purchase by the Company Upon a Fundamental Change.

Subject to the terms and conditions of the Indenture, the Company will become obligated to purchase for cash, at the option of any Holder, all or any portion in multiples of $1,000 of the Securities held by such Holder upon a Fundamental Change at the Fundamental Change Purchase Price. To exercise such right, a Holder must deliver to the Paying Agent a Fundamental Change Purchase Notice containing the information set forth in the Indenture before 5:00 p.m., New York City time, on the third Business Day immediately preceding the Fundamental Change Purchase Date, and must deliver the Securities to the Paying Agent as set forth in the Indenture.

Holders have the right to withdraw any Fundamental Change Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If cash sufficient to pay the Fundamental Change Purchase Price of all Securities or portions thereof to be purchased with respect to a Fundamental Change Purchase Date is deposited with the Paying Agent by 10:00 a.m., New York City time, on the Fundamental Change Purchase Date and the Paying Agent is not prohibited from paying such money to the Holders on such date pursuant to the terms of the Indenture, then on and after such Fundamental Change Purchase Date such Securities will cease to be outstanding and interest on such Securities will cease to accrue, whether or not such Securities are delivered by their Holders to the Paying Agent, and the Holders thereof will have no rights as such other than the right to receive the Fundamental Change Purchase Price upon delivery of such Securities to the Paying Agent.

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6.	Conversion.

Subject to the terms of the Indenture, before the Maturity Date, Holders may surrender Securities, in whole or in part, for conversion at the conversion price then in effect. Subject to the terms and conditions of the Indenture, a Holder of a Security may convert the Security (or any portion thereof equal to $1,000 principal amount or any integral multiple of $1,000 principal amount in excess thereof) into cash, and if applicable, shares of Common Stock in accordance with Section 4.14 of the Indenture; provided, however, that, (a) the Company may at its election, satisfy its Conversion Obligation in cash, shares of Common Stock or a combination thereof, in accordance with Section 4.15 of the Indenture and (b) if a Fundamental Change Purchase Notice with respect to a Security is delivered in accordance with the Indenture, such Security will not be convertible unless such Fundamental Change Purchase Notice is duly withdrawn in accordance with the Indenture or unless there will be a default in the payment of the Fundamental Change Purchase Price, in which case the conversion right with respect to such Security will terminate immediately when such default is cured and such Security is purchased in accordance with the Indenture. Following a Merger Event, upon conversion of a Security, a Holder will receive cash and/or Reference Property in accordance with Section 4.11 of the Indenture.

The initial Base Conversion Rate is approximately 69.6621 shares of Common Stock per $1,000 principal amount of Securities, which represents an initial Base Conversion Price of $14.355 per share of Common Stock. The Applicable Conversion Rate is subject to adjustment under certain circumstances as provided in the Indenture, including upon a Fundamental Change. No fractional shares will be issued upon conversion.

To convert a Security, a Holder must (i) if the Security is represented by a Global Security, comply with the Applicable Procedures, or (ii) if the Security is represented by a Certificated Security, (a) deliver to the Conversion Agent a duly signed and completed Conversion Notice set forth below, (b) deliver the Security to the Conversion Agent, (c) deliver to the Conversion Agent appropriate endorsements and transfer documents if required by the Conversion Agent and (d) pay any tax or duty, if required pursuant to the Indenture. A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof.

7.	Denominations; Transfer; Exchange.

The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain taxes, assessments or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

8.	Persons Deemed Owners.

The registered Holder of a Security may be treated as the owner of such Security for all purposes.

9.	Unclaimed Money or Securities.

The Trustee and the Paying Agent will return to the Company upon written request any cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law.

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After return to the Company, Holders entitled to the cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

10.	Amendment, Supplement and Waiver.

Subject to certain exceptions, the Securities or the Indenture may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. Subject to certain exceptions, an existing Default or Event of Default with respect to the Securities and its consequences or compliance with any provision of the Securities or the Indenture may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. Subject to the terms of the Indenture, without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities, provide for the assumption of the Company’s obligations, provide for additional rights or benefits, add a guarantor, secure the Company’s obligations under the Securities, increase the Applicable Conversion Rate, comply with certain rules, conform the text of the Indenture or the Securities to the “Description of the Notes” contained in the Offering Memorandum, provide for a successor trustee to the Indenture, modify the resale restrictions, provide for additional Securities or make any other change to the Indenture or the forms or the terms of the Securities that, individually or in the aggregate with all such other changes, does not have a material adverse effect on the interests of the Holders.

11.	Defaults and Remedies.

If any Event of Default other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of all the Securities then outstanding plus accrued and unpaid interest may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, the principal amount of the Securities plus accrued and unpaid interest will become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all to the extent provided in the Indenture.

12.	Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee.

13.	No Recourse Against Others.

No recourse under or upon any obligation, covenant or agreement of the Company contained in the Indenture, or in this Security, or because of any indebtedness evidenced thereby or hereby, will be had against any incorporator, as such, or against any past, present or future employee, stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issuance of the Securities.

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14.	Authentication.

This Security will not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

15.	Abbreviations.

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

16.	Indenture to Control; Governing Law.

To the extent permitted by applicable law, if any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture will govern and be controlling. This Security will be governed by, and construed in accordance with, the laws of the State of New York.

17.	Copies of Indenture.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Kulicke and Soffa Industries, Inc., 1005 Virginia Drive, Fort Washington, PA 19034, Fax no.: (215) 784-6001, Attention: General Counsel.

18.	Registration Rights.

The Holders of the Securities are entitled to the benefits of a Registration Rights Agreement, dated as of June 6, 2007, between the Company and the Initial Purchaser, including, in certain circumstances, the receipt of Additional Interest upon a registration default (as defined in such agreement).4

19.	Subordination.

The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

20.	Original Issue Discount

The Securities will be issued with Original Issue Discount as defined by Section 1273 of the Internal Revenue Code of 1986, as amended.

[4]	This Section to be included only if the Security is a Restricted Security.

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SCHEDULE OF EXCHANGES OF SECURITIES5

The following exchanges, purchases or conversions of a part of this Global Security have been made:

DATE OF DECREASE OR INCREASE	AUTHORIZED SIGNATORY OF SECURITIES	DECREASE IN PRINCIPAL AMOUNT OF THIS GLOBAL SECURITY	INCREASE IN PRINCIPAL AMOUNT OF THIS GLOBAL SECURITY	PRINCIPAL AMOUNT OF THIS GLOBAL SECURITY FOLLOWING SUCH DECREASE OR INCREASE

[5]	This schedule to be included only if the Security is a Global Security.

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ASSIGNMENT FORM6

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint the agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:

Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed
Participant in a Recognized Signature

Guarantee Medallion Program

By:
Authorized Signatory

[6]	This Form and the following Forms to be included only if the Security is a Certificated Security.

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FORM OF CONVERSION NOTICE

To convert this Security as provided in the Indenture, check the box  ☐

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or a multiple of $1,000):

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

The undersigned (the “Applicant”) hereby makes application for the issuance of record to the name of the Applicant of shares of Common Stock.

Date:

Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed
Participant in a Recognized Signature

Guarantee Medallion Program

By:
Authorized Signatory

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FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

The Bank of New York, as Trustee

101 Barclay Street

Floor 8W New York, NY 10286

Attn: Corporate Trust Administration

Re:	Kulicke and Soffa Industries, Inc. (the “Company”)
0.875% Convertible Subordinated Notes due 2012

This is a Fundamental Change Purchase Notice as defined in Section 3.1(c) of the Indenture, dated as of June 6, 2007 (the “Indenture”), between the Company and The Bank of New York, as Trustee. Terms used but not defined herein will have the meanings ascribed to them in the Indenture.

Certificate No(s). of Securities:

I intend to deliver the following aggregate principal amount of Securities for purchase by the Company pursuant to Article III of the Indenture (in multiples of $1,000):

$

I hereby agree that the Securities will be purchased on the Fundamental Change Purchase Date pursuant to the terms and conditions specified in paragraph 5 of the Securities and in the Indenture.

Signed:

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EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER OF RESTRICTED SECURITIES7

Re:	0.875% Convertible Subordinated Notes due 2012 (the “Securities”) of Kulicke and Soffa Industries, Inc.

This certificate relates to $                     principal amount of Securities owned in (check applicable box):

☐  book-entry or    ☐   definitive form by                      (the “Transferor”).

The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities. In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.12 of the Indenture, dated as of June 6, 2007, between Kulicke and Soffa Industries, Inc. and The Bank of New York, as trustee (the “Indenture”), and in the legends on the Securities and either the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

☐	Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

☐	Such Security is being acquired for the Transferor’s own account, without transfer.

☐	Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

☐	Such Security is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) to whom notice has been given that the transfer is being made in reliance on such Rule 144A, in reliance on Rule 144A.

☐	Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

☐	Such Security is being transferred to a non-U.S. Person in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act (or any successor thereto).

☐	Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above).

[7]	This certificate to be included only if the Security is a Restricted Security.

The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a Global Security that is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can be made only (x) pursuant to Rule 144A under the Securities Act to a transferee that the transferor reasonably believes is a “qualified institutional buyer,” as defined in Rule 144A, or (y) pursuant to Regulation S under the Securities Act.

Date:
Signature(s) of Transferor
(If the registered owner is a corporation, partnership or fiduciary, the title person signing on behalf of such registered owner must be stated.)

Signature Guaranteed
Participant in a Recognized Signature

Guarantee Medallion Program

By:
Authorized Signatory

IN WITNESS WHEREOF,

[ ]

By:
Name:
Title:

SCHEDULE A

Table for Additional Shares

The following table sets forth the increase in the Conversion Rate, expressed as a number of additional shares of Common Stock to be received per $1,000 principal amount of Securities:

	Fundamental Change Effective Date
Stock Price	May 30, 2007	June 1, 2008	June 1, 2009	June 1, 2010	June 1, 2011	June 1, 2012
$9.57	34.8311	34.8311	34.8311	34.8311	34.8311	34.8311
$11.50	28.8336	27.2596	25.4336	23.0249	19.3901	17.2944
$13.00	26.2533	24.5148	22.4533	19.4533	14.5994	7.2610
$14.355	24.8346	22.9537	20.7106	17.4365	11.9959	0.0000
$17.00	17.9068	16.0369	13.8362	10.6656	5.6362	0.0000
$20.00	13.0268	11.3168	9.3468	6.6118	2.7168	0.0000
$25.00	8.5068	7.1348	5.6268	3.6548	1.2788	0.0000
$30.00	5.9668	4.9168	3.7768	2.3735	0.8701	0.0000
$35.00	4.4382	3.6040	2.7382	1.7240	0.6811	0.0000
$40.00	3.4418	2.7893	2.1168	1.3443	0.5568	0.0000
$45.00	2.7246	2.2090	1.6846	1.0890	0.4601	0.0000
$55.00	1.8032	1.4650	1.1268	0.7450	0.3195	0.0000
$70.00	1.0368	0.8439	0.6525	0.4368	0.1854	0.0000

The Stock Prices set forth in the first column of the table above will be adjusted on each occasion when the Base Conversion Rate of the Securities is adjusted under the Indenture. The adjusted Stock Prices will equal the Stock Prices applicable immediately before such adjustment, multiplied by a fraction, the numerator of which is the Base Conversion Rate immediately before the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Base Conversion Rate as so adjusted. The number of additional shares of Common Stock will be adjusted in the same manner as the Base Conversion Rate as set forth in Section 4.5 of the Indenture.

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